    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1997
                                               REGISTRATION NO. _______________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ---------------------
                                   FORM SB-2
            Registration Statement Under The Securities Act of 1933
                             ---------------------
                      WORLD WIRELESS COMMUNICATIONS, INC.
                (Name of Small Business Issuer in Its Charter)

            Nevada                                   8911                           87-0549700
 (State or jurisdiction of               (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)            Classification Code Number)          Identification No.)

                     150 Wright Brothers Drive, Suite 560
                          Salt Lake City, Utah 84116
                            Telephone: 801/575-6600
                            Facsimile: 801/576-6621


                      David D. Singer, CEO and President
                     150 Wright Brothers Drive, Suite 560
                          Salt Lake City, Utah 84116
                            Telephone: 801/575-6600
                            Facsimile: 801/535-2450
           (Name, address and telephone number of agent for service)
                             ---------------------
                                  Copies to:
                            Joseph Chicco, Esquire
                        Connolly Epstein Chicco Foxman
                               Engelmyer & Ewing
                        1515 Market Street - 9th Floor
                            Philadelphia, PA 19102
                            Telephone: 215/851-8410
                            Facsimile: 215/851-8383
                            ---------------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                       CALCULATION OF REGISTRATION FEE
==================================================================================================
   Title of Each
     Class of                            Proposed Maximum     Proposed Maximum        Amount of
   Securities to       Amount to be       Offering Price      Aggregate Offer-       Registration
   be Registered        Registered          Per Share             ing Price              Fee
--------------------------------------------------------------------------------------------------
Common Stock, $.001
 par value   ......     3,809,031(1)      $   11.625(2)      $   44,279,985(2)      $   13,417(2)
--------------------------------------------------------------------------------------------------
Common Stock, $.001
 par value   ......       190,969(3)      $     2.00(4)      $      381,532 (5)     $   116.00
--------------------------------------------------------------------------------------------------
  Total   .........     4,000,000                                                   $   13,533(2)
==================================================================================================

(1) These shares are being offered by certain stockholders of the Company.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933. Pursuant to Rule 457(c), the proposed maximum offering price per share and registration fee are based upon the mean between the bid ($11.25) and asked ($12.00) prices of the Registrant's Common Stock on October 17, 1997, as reported on the OTC Electronic Bulletin Board.

(3) These shares are issuable upon the exercise of outstanding stock options issued in connection with an acquisition.

(4) 223 shares are issuable at an option exercise price of $0.18. The remaining shares are issuable at an exercise price of $2.00.

(5) Based upon the exercise price of options.

                             CROSS REFERENCE SHEET

                   Pursuant to Item 502(f) of Regulation S-B

             Between Registration Statement and Form of Prospectus

Item Number and Heading                                      Caption in Prospectus
-----------------------                                      ---------------------
 1. Front of Registration Statement and Outside
    Front Cover of Prospectus   ..........................   Outside Front Cover of Prospectus

 2. Inside Front and Outside Back Cover Pages of
    Prospectus   .........................................   Inside Front and Outside Back Cover Pages of
                                                             Prospectus

 3. Summary Information and Risk Factors   ...............   Prospectus Summary -- The Company, -- Risk
                                                             Factors, -- Summary Financial Information; Risk
                                                             Factors

 4. Use of Proceeds   ....................................   Use of Proceeds

 5. Determination of Offering Price  .....................   Not Applicable

 6. Dilution    ..........................................   Dilution

 7. Selling Security Holders   ...........................   Principal and Selling Stockholders

 8. Plan of Distribution .................................   Inside Front Cover; Plan of Distribution


 9. Legal Proceedings ....................................   Business of the Company -- Legal Proceedings

10. Directors, Executive Officers, Promoters and
    Control Persons ......................................   Management

11. Security Ownership of Certain Beneficial Owners
    and Management   .....................................   Management; Principal and Selling Stockholders

12. Description of Securities  ...........................   Description of Securities

13. Interests of Named Experts and Counsel ...............   Not Applicable

14. Disclosure of Commission Position on
    Indemnification ......................................   Description of Securities

15. Organization With Last Five Years   ..................   Certain Relationships and Related Transactions

16. Description of Business ..............................   Business of the Company

17. Management's Discussion and Analysis or Plan .........   Management's Discussion and Analysis

18. Description of Property ..............................   Business of the Company -- Offices and Other
                                                             Facilities

19. Certain Relationships and Related Transactions  ......   Organization and Capital Transactions

20. Market for Common Equity and Related
    Stockholder Matters   ................................   Outside Front Cover of Prospectus; Risk Factors;
                                                             Market Information

21. Executive Compensation  ..............................   Management -- Executive Compensation

22. Financial Statements .................................   Financial Statements

23. Changes in and Disagreements with Accountants
    on Accounting and Financial Disclosure  ..............   Not Applicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

          PROSPECTUS -- SUBJECT TO COMPLETION, DATED OCTOBER 23, 1997

                      WORLD WIRELESS COMMUNICATIONS, INC.

                               4,000,000 Shares
                         Common Stock, $.001 Par Value

     This Prospectus relates to the public offering of 3,809,031 outstanding shares of Common Stock (the "Outstanding Shares") of World Wireless Communications, Inc. (the "Company") by certain shareholders of the Company (the "Selling Shareholders"). This Prospectus also relates to the offer and sale by the Company of up to 190,969 shares of Common Stock (the "Option Shares") presently reserved for issuance upon the exercise of outstanding stock options issued in connection with the Company's acquisition of Digital Radio Communications Corporation in February 1997, and may be used by persons who acquire Option Shares in the resale of such Option Shares. To that extent, such persons are included within the term "Selling Shareholders" as used herein. The Outstanding Shares and the Option Shares, to the extent offered for resale by persons acquiring them from the Company, are hereinafter referred to, collectively, as the "Shares".

     The Shares may be offered and sold by the Selling Shareholders from time to time as market conditions permit in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker/dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). To the extent required, information regarding the Shares to be offered and sold, the names of the Selling Shareholders, the public offering price, the names of any such broker/dealer or agent and any applicable commissions or discount with respect to any particular offer is set forth herein or will be set forth in an accompanying Prospectus supplement. See "Plan of Distribution".

     None of the proceeds from the sale of the Outstanding Shares by the Selling Shareholders will be received by the Company. Proceeds, if any, to the Company from the sale of Option Shares by the Company will be a maximum of $381,532 based upon an option exercise price of $0.18 with respect to 223 Option Shares, and $2.00 with respect to the remaining 190,746 Option Shares. The expenses of registering all Shares, estimated to be approximately $150,000, will be borne by the Company.

THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PURCHASERS OF SHARES SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER "RISK FACTORS"
                     BEGINNING AT PAGE 5, AND "DILUTION".

     The Company's Common Stock is traded "over-the-counter". Dealer "bid" and "asked" prices for the Common Stock are quoted on the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board") under the symbol "WWWC". On October 17, 1997, the closing bid and asked prices for the Common Stock were $11.25 and $12.00, respectively. See "Market Information". The Company intends to apply to have the Common Stock approved for quotation on the SmallCap Market of The Nasdaq Stock Market, Inc. under the symbol "WWWC" following the date of this Prospectus.

              The date of this Prospectus is ------------ , 1997.

                              PROSPECTUS SUMMARY

     This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated, all references to and information concerning "the Company" includes World Wireless Communications, Inc. and its wholly-owned subsidiaries, and historical information, except for the financial statements, presents the operations of the Company and its subsidiaries on a combined basis, unless otherwise indicated.


                                  The Company

     World Wireless Communications, Inc. (the "Company") and its subsidiaries design, develop and manufacture wired and wireless communications products, systems and technology, and provide contract manufacturing services to the electronics industry. The Company's executive offices are located at 150 Wright Brothers Drive, Suite 560, Salt Lake City, Utah 84116, and its telephone number at that address is 801/575-6600.

     The Company was incorporated in Nevada on November 15, 1995, to acquire from an affiliated company certain assets which previously had been used in the business of Micro Security, Inc., a publicly traded company which had undergone reorganization, and eventually was liquidated, in bankruptcy court. The Company's acquisition of these assets, which related to a computer hardware device, the SecuriKey(R), that is used to prevent unauthorized duplication of software, was completed in March 1996. Until the last quarter of 1996, sales of this device represented a substantial majority of the Company's revenues.

     In October 1996, the Company began offering contract manufacturing services through a newly-formed subsidiary, ECA Electronic Contract Assembly, Inc. ("ECA"). On February 12, 1997, a majority of the shareholders of Digital Radio Communications Corporation ("DRCC") accepted an offer to merge DRCC into a newly-formed subsidiary of the Company. Upon consummation of this merger, DRCC shareholders exchanged each of their common shares for 0.557349 shares of the Company's Common Stock, which resulted in the Company issuing 1,798,100 shares, and options to purchase an additional 201,900 shares at a weighted-average price of $1.90 per share. Since its acquisition of DRCC, the Company's strategy has been to concentrate on the development, manufacture and sale of proprietary wireless technology and products.

     In the first half of 1997, the Company realized revenues from contract design and development services (43%), contract manufacturing and assembly services (37%), the sale of certain wireless technology (15%) and sales of SecuriKey(R) related products (5%). The Company's first sales of proprietary wireless products occurred in the third quarter of this year.


                                 The Offering

     The Shares being offered hereby consist of 3,809,031 Outstanding Shares which were acquired by the Selling Shareholders or their predecessors in interest either in direct private placements by the Company, in exchange for shares of DRCC in connection with the Company's acquisition of DRCC in February 1997, or upon the exercise of options granted in connection with the DRCC acquisition in exchange for previously outstanding DRCC options (hereinafter sometimes referred to as "DRCC Conversion Options"), and 190,969 shares reserved for issuance upon the exercise of outstanding DRCC Conversion Options. The Outstanding Shares are being offered and will be sold for the accounts of Selling Shareholders, and the Company will not receive any proceeds from sales of the Outstanding Shares. All expenses of registering the Shares will be paid by the Company. See "Plan of Distribution".

      Summary Consolidated Historical and Pro Forma Financial Information

     The following table sets forth summary historical financial data of the Company for the period indicated and summary pro forma financial data giving effect to the acquisition of DRCC for the period indicated. This information should be read in conjunction with the consolidated financial statements of the Company and notes thereto and the pro forma consolidated financial statements and notes thereto contained elsewhere in this Prospectus.


Historical Operating Data:

                                                                                                 Cumulative
                                          Six Months                                            From Incep-
                                        Ended June 30,             Year Ended December 31,      tion Through
                                      1997            1996           1996           1995        June 30, 1997
                                 --------------   ------------   ------------   ------------   --------------
Sales    .....................   $  1,875,494     $ 339,283      $ 618,505      $ 426,825      $  2,920,824
Gross profit   ...............        805,397        20,179        (43,679)      (189,469)          951,187
Net loss    ..................     (1,562,697)     (288,049)      (899,924)       (88,668)       (2,551,289)
Loss per common share   ......   $      (0.19)    $   (0.09)     $   (0.25)     $   (0.10)     $      (0.30)
Shares used in per share
  calculations    ............      8,421,370     3,049,484      3,601,750        854,640         8,421,370

Pro forma Operating Data:

                                   For the Six      For the Year
                                  Months Ended      Ended December
                                  June 30, 1997       31, 1996
                                 ---------------   ---------------
Sales    .....................    $  2,010,079      $  2,004,983
Gross profit   ...............         851,777           336,433
Net loss    ..................      (1,790,337)       (2,826,035)
Loss per common share   ......    $      (0.21)     $      (0.52)
Shares used in per share
  calculations    ............       8,330,116         5,399,850

Balance Sheet Data:

                                  June 30, 1997
                                 --------------
Working capital   ............     $ 1,050,582
Total assets   ...............       6,654,713
Long-term liabilities   ......         600,549
Stockholders' equity    ......       5,150,784

Risk Factors

     Purchase of the Company's Common Stock involves a high degree of risk. Persons considering a purchase of Shares should carefully consider all of the information contained in this Prospectus and, in particular, the facts set forth under the caption "Risk Factors" below.

                                 RISK FACTORS

     Prospective investors should carefully consider all of the information contained in this Prospectus before deciding whether to purchase Shares and, in particular, the factors set forth below. Information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology or by discussions of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following factors include, among other things, cautionary statements with respect to certain forward-looking statements, including statements of certain risks and uncertainties that could cause actual results to vary materially from the future results referred to in such forward-looking statements.

     Limited Operating History; History of Operating Losses. The Company has had a limited operating history, and has a cumulative net operating deficit of approximately $2,551,289 from inception through June 30, 1997. In the first six months of 1997, the Company incurred a net operating loss, on a pro forma basis, of $1,790,337, and the Company anticipates reporting a loss from operations in the second half of the year.

     As a new enterprise, the Company is likely to remain subject to risks and occurrences which management is unable to predict with any degree of certainty, and for which it is unable to fully prepare. While the Company expects its revenues to increase as new products are introduced and contract design and development services are expanded, significant additional expenses will be incurred in developing and marketing its products and in providing its contract services. Growth in the Company's business could be expected to be accompanied by strains on the Company's administrative, financial and operating resources. The Company's ability to manage growth effectively will require it to continue to expand and improve its operational, financial and management controls, and to train, motivate and manage its employees. In any event, there is no assurance that the Company will achieve revenue growth sufficient to offset anticipated increases in costs, nor is there any assurance that the Company will be successful in overcoming problems associated with unforeseen costs and competition, technical problems associated with new products and technology, and other risks which all business ventures face and which could be especially acute for a relatively new company attempting to establish and expand its business in a highly competitive industry characterized by rapid technological development and change.

     For all of the foregoing reasons, as well as the factors described below, any purchase of Shares should be considered a speculative investment involving a significant risk of loss.

     Need for Additional Capital. The Company has been dependent on equity funding from outside investors to allow it to conduct operations, and may require additional funding in the future. Unless the Company is able to continue to raise funds through such equity or other financing until such time, if ever, as it is able to operate profitability, the Company could be required to curtail or cease operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". There is no assurance that the Company will be able to obtain additional financing which may be required in the future, or as to the terms of any financing which is obtained. In this regard, prospective purchasers of Shares should note that as recently as August 1997, the Company sold 500,000 shares of "restricted" (i.e., unregistered) Common Stock at a price of $2.00 per share, which was substantially below the "bid" and "asked" prices quoted for the Common Stock in the over-the-counter market at the time of such sale. See "Organizational and Other Transactions -- Principal Capital Transactions".

     Dependence on New Products and Technology. A substantial majority of the Company's revenues through June 30, 1997, on a pro-forma consolidated basis, have resulted from contract manufacturing services and design and development engineering services performed for other companies. Revenues from product sales during this period (approximately 5% of total sales) were derived from a hardware device, the SecuriKey(R), which is not in a product category which fits the Company's present long term strategy of focusing on technology and products relating to wireless transmission of voice, video and data. A substantial portion of the Company's research, development, engineering and marketing effort in the first half of 1997 was devoted to the development of proprietary wireless products, including a line of products that are designed for use in short and long distance telemetry, remote data collection, wireless security and similar applications. The first commercial sales of products in this line occurred in September 1997. The Company's investment in, and expectations for, this product line are large relative to the Company's existing resources and prior revenues, but there is no assurance that the Company will be able to recoup its investment or generate any profits from this line of products, or any of its existing or proposed products. See "Business -- Existing Products" and "-- Proposed Products". In particular, prospective purchasers of Shares should understand that total sales of the products described under the caption "Business -- Existing Products" have been very limited to date, and that the products described under the caption "Business -- Proposed Products" are still in development and testing stages and are not available for sale commercially. The Company has received only limited indications that any of its proposed products will be commercially acceptable and, even if one or more of such products are offered for sale and achieve a degree of commercial success, there is no assurance that this will result in the Company operating profitably.

     Major Customers; Non-Recurring Sales. For the year ended December 31, 1996, on a pro forma basis, 52.8% of the sales of the Company, or $1,058,398, were to three customers, each of which accounted for 10% or more of total sales. In the six month period ended June 30, 1997, also on a pro forma basis, $1,164,000 (57.9%) of sales were to Kyushu Matsushita Electric Co., including a technology transfer ($300,000) and contract design and development services ($864,000), both of which are non-recurring items. Sales to Alton Dean, Inc., for contract manufacturing services, represented an additional 12.7% of sales ($255,322) in the first half of 1997. See "Business -- Contract Design and Development". The loss of either of these customers or failure to replace contract work which is being completed with new contract work from these or other customers would have a material impact on the Company's business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     Competition. The market for wireless communications products is intensely competitive, with many providers who have greater technical, financial and marketing resources than the Company, and certain of whom are among the premier, "high tech" leaders of the industrial world. The Company's strategy includes entering into license agreements or other forms of "strategic partnership" arrangements with larger companies in order to exploit their strengths, rather than to confront them in the marketplace. There is no assurance that this strategy will succeed, or that the Company will be able to overcome the competitive disadvantages it faces as a small company with limited capital and without a history of successfully developing and marketing proprietary wireless technology, devices or products. In addition to present "mainstream" competitors, the Company anticipates that numerous potential competitors with high levels of technical and financial resources are, like the Company, constantly searching for market niches and specialty products in the communications industry. See "Business of the Company -- Competition".

     Possible Loss of Services of Officers and Key Employees. The ability of the Company to successfully conduct its business affairs is dependent upon the capabilities of current officers and key employees. At the present time, however, only one executive officer and/or key employee of the Company, Philip Bunker, who is President of DRCC and a director of the Company, has a fixed term employment agreement with the Company, and his contract is scheduled to expire on November 1, 1997. If the Company is unable to retain the services of its key executive and technical employees, its operations could be adversely affected. There is no assurance that the Company will retain the services of its key employees, or, if so, as to the terms on which it may be able to do so. The Company does not presently carry any "key man" insurance on any employee, and none of its present executive officers or key employees is subject to any "restrictive covenants" that would prevent such employee from joining a competitor after leaving the Company's employ. See "Management -- Directors and Executive Officers".

     Intellectual Property Rights. The Company is the assignee of a patent application on technology relating to, among other technical matters, a method and apparatus for de-modulating "spread spectrum" wireless signals. At the present time, the Company has no other patent applications pending, and owns no patents. The Company uses confidentiality agreements with its customers and other parties to protect trade secrets and other proprietary data, and claims copyrights on circuit boards and software used in its products. The use of such agreements and other measures employed by the Company to protect sensitive information may not be sufficient, however, to prevent other persons from obtaining and using the Company's technology or developing other technology which embodies the companies' technology.

     To the extent the Company does not have patents on its products, there can be no assurance that another company will not replicate one or more of the Company's products, nor is there any assurance that any patents that are obtained will provide meaningful protection or significant competitive advantages over competing products. There can be no assurance that any patent rights that the Company has or may obtain in the future will provide the Company with competitive advantages or will not be challenged by other companies or individuals. Furthermore, there can be no assurance that other companies or individuals will not independently develop similar products, duplicate the Company's products or design around any of the Company's patents.

     The Company's spread spectrum de-modulation technology patent application is the subject of litigation now pending in the State of Utah, Salt Lake County Court, in which a former joint venturer with the Company has claimed, among other things, an ownership interest in the technology. See "Business -- Legal Proceedings".

     The Company presently holds a number of trademarks and/or services marks relating to the SecuriKey(R) product line. The Company intends to pursue registration of trademarks associated with its key products as they are developed and become available for commercial use, and to protect its legal rights concerning the use of its trademarks. The Company intends to rely upon common law trademark rights to protect any unregistered trademarks. Common law trademark rights, however, do not provide the Company with the same level of protection afforded by a United States federal registration of a trademark. For example, unlike a registered trademark, common law trademark rights are limited to the geographic area in which the trademark is actually used.

     Product Liability and Other Possible Future Claims. The Company may be subject to substantial product liability costs if claims arise out of problems associated with the products which it manufactures. The Company is insured against such contingencies, but there can be no assurance that the coverage provided by such policies ($1 million per occurrence, $2 million total) would be adequate to cover all potential product liability claims and costs in the future.

     In addition, in providing its contract design and development services, the Company typically is required to warrant that the technology that it develops under contract will not infringe upon the intellectual property rights of third parties, and to indemnify its customers from any loss or exposure arising from any such infringement. Since the technology developed under the Company's design and development contracts could be incorporated into products which are mass produced and distributed, the potential loss in the event of an infringement could be very high, and the Company has no insurance which would cover any such loss or damages. The Company has not had an indemnification claim made against it under any of these contracts, but there is no assurance that such a claim will not be made in the future.

     Government Regulations. The Company's wireless communications products are subject to compliance with regulations pertaining to transmission as adopted by the Federal Communications Commission ("FCC"). Currently, the Company's product line operates under Part 15 of the FCC Telecommunications Code, which allows companies to transmit data without a license in certain radio frequencies, or an exemption granted by the FCC. None of the products that the Company presently offers or is in the process of developing would require a user of the product to obtain a license from the FCC. The availability of Part 15 to wireless communications products requires that the product undergo testing by an independent laboratory for such criteria as non-interference with other communications products, physical antennae hook-up, non-intentional radiation and transmission power, a process that can be expected to take 30 to 60 days and cost approximately $20,000. At the present time, none of the Company's radios has been tested by an independent laboratory for compliance with Part 15. See "Business -- Regulation".

     Possible Delisting -- Penny Stock Regulations. At the present time, the Company's Common Stock is not listed on The Nasdaq Stock Market, Inc. or on any exchange. Although dealer prices for the Company's Common Stock are listed on the OTC Bulletin Board, trading has been limited since such quotations first appeared in October 1996. See "Market Information". The Company intends to apply to have its Common Stock approved for quotation on the Nasdaq SmallCap Market effective on or about the date of this Prospectus. There is no assurance, however, that approval will be received or, if received, that the Company will meet the requirements for continued listing on the SmallCap Market. Under Nasdaq rules, in order to maintain a listing on the Nasdaq SmallCap Market, a company must have, among other things, either $2,000,000 in net tangible assets, a market capitalization of $35,000,000 or more, or $500,000 net income in its last fiscal year or two of its last three fiscal years. In addition, the listed security must have a minimum bid price of $1.00 per share. Further, Nasdaq reserves the right to withdraw or terminate a listing on the Nasdaq SmallCap Market at any time and for any reason in its discretion. If the Company were unable to obtain or to maintain a listing on the Nasdaq SmallCap Market, quotations, if any, for "bid" and "asked" prices of the Common Stock would in the "pink sheets" published by the National Quotation Bureau, Inc. or on the NASD's OTC Electronic Bulletin Board where the Common Stock has been quoted prior to the date of this Prospectus. In such event, an investor could find it more difficult to dispose of or to obtain accurate quotations of prices for the Common Stock than would be the case if the Common Stock were quoted on the Nasdaq SmallCap Market.

     Irrespective of whether or not the Common Stock is included in the Nasdaq system, there is no assurance that the public market for the Common Stock will become more active or liquid in the future. In that regard, prospective purchasers should consider that this offering is being made without underwriting arrangements typically found in an initial public offering of securities. Such arrangements generally provide for the issuer of the securities to sell the securities to an underwriter which, in turn, sells the securities to its customers and other members of the public at a fixed offering price, with the result that the underwriter has a continuing interest in the market for such securities following the offering.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a "penny stock". Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq Stock Market, Inc. or a major stock exchange. The regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The Company now anticipates that, following the offering, the Common Stock will meet one or both of the principal exceptions to "penny stock" classification, i.e., the exceptions applicable to Nasdaq-listed securities and to securities with a bid price in excess of $5.00. If the Common Stock does not meet an exception to these regulations, i.e., if the Common Stock should fail to qualify for quotation on Nasdaq and fail to maintain a price of $5.00 or more per share, the Company's securities would become subject to Rule 15g-9 promulgated under the Securities Exchange Act of 1934. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses) must take a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. In such event, the market liquidity for the Shares could be adversely affected because the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

     Market Overhang. As of October 15, 1997, the Company had 10,035,518 shares of Common Stock outstanding, of which approximately 7,489,758 shares, or approximately 75% of the total outstanding, were "restricted securities" which had not been registered with the Securities and Exchange Commission or any state securities agency and as to which future sales were restricted. The remaining shares of the Company's outstanding Common Stock are not restricted and, with the exception of 710,000 shares owned by persons who may be deemed "affiliates" of the Company, are immediately saleable, without restriction, by their owners and constitute the "public float" for the Common Stock. The sale of Shares offered hereby will increase, and if all Shares were sold would increase dramatically (i.e., from 1,835,760 shares to 5,038,316 shares), the "public float" of Common Stock, i.e., the number of shares available for immediate and unrestricted resale. A substantial increase in the public float could negatively impact the market price for the Company's Common Stock.

     In addition to the possible sale of shares in this offering, a substantial portion of the Company's restricted securities are saleable under Rule 144, promulgated by the Securities Exchange Commission under the Securities Act of 1933, upon the seller's compliance with the holding period, manner of sale and other conditions and limitations of that Rule. Rule 144 also requires that specified information concerning the Company must be available at the time any such sale is made. Following this offering, the Company will be subject to reporting requirements of the Securities Exchange Act of 1934, compliance with which also will satisfy Rule 144 "public information" requirements. See "Market Information -- Shares Saleable Under Rule 144".

     Increases in Operating Costs: Availability of Supplies. An increase in operating costs could adversely affect the ability of the Company to achieve profitability. Factors such as inflation, increased labor and employee benefit costs and the availability of qualified management and hourly employees may adversely affect operation costs. Many of these costs are beyond the control of the Company. In addition, the dependence on frequent deliveries of materials, such as electronic component pieces, could subject the Company to shortages or interruptions, which could adversely affect its business. See "Business -- Raw Material and Supplies".

     NASD Inquiry. On August 5, 1997, the Company was notified by NASD Regulation, Inc., the market regulation arm of the National Association of Securities Dealers, Inc. (the "NASD"), that it was reviewing trading activity in the Company's Common Stock. Based upon the information which NASD Regulation has requested, and conversations between the Company's counsel and NASD Regulation's representatives, the Company believes that the NASD review relates to trading in the Company's Common Stock in the first quarter of 1997, and that the principal purpose of the review is to determine whether any of such trading involved purchases or sales of Common Stock by persons who, at that time, had material, non-public information. The Company is cooperating with NASD Regulation in its inquiry. At this point, the Company cannot determine what effect, if any, this inquiry will have on the Company or the market for its Common Stock.

     Control of DRCC's Board of Directors under Shareholders Agreement. In connection with its acquisition of DRCC, the Company and DRCC entered into a Shareholders Agreement with Philip Bunker, Jeffrey G. Ballif and William E. Chipman, Sr., who at that time were executive officers, substantial shareholders and, in the case of Messrs. Chipman and Bunker, directors of DRCC. That agreement provided, among other things, for the registration under the Act of all shares of Common Stock issued to former DRCC shareholders, or issuable upon exercise of DRCC Conversion Options which were granted, in connection with the DRCC acquisition. That registration is being effected by the registration statement of which this Prospectus is a part. The Shareholders Agreement also provided for the election of David Singer and Messrs. Bunker and Chipman (or, alternatively, of designees selected by Messrs. Bunker and Chipman) as directors of DRCC, to constitute a majority of its Board of Directors, so long as the Company owns any capital stock of DRCC. As a result of this Shareholders Agreement, control of the composition of the Board of Directors of DRCC is, for all practical purposes, permanently subject to the control of Messrs. Bunker or Chipman, and the Company's Board of Directors, elected by its stockholders, has no ability to control the composition of DRCC's Board of Directors, notwithstanding the fact that DRCC is a wholly-owned subsidiary of the Company.

     Limited Liability of Officers and Directors. The Articles of Incorporation and the Bylaws of the Company limit a director's personal liability to the Company or its shareholders for monetary damages for any actions taken or any failure to take action to the fullest extent permitted by Nevada law or any other applicable law as now in effect or as it may hereafter be amended. Furthermore, the Company is obligated under its Articles of Incorporation and Bylaws to indemnify its directors, officers' employees, agents or fiduciaries to the fullest extent permitted or required by Nevada law. Each of these provisions could reduce the legal remedies available to the Company and its shareholders against such individuals. See "Disclosure of Commission Position on Indemnification for Securities Act Liabilities".

     Future Issuance of Stock by the Company. The Company has 50,000,000 shares of Common Stock authorized, of which 10,035,518 shares were outstanding at October 15, 1997, and an additional 598,969 shares have been reserved for issuance upon the exercise of outstanding options. The Company also has authorized 1,000,000 shares of Preferred Stock, none of which are presently outstanding. Although the Board of Directors of the Company has no present intention to do so, it has the authority, without action by the shareholders, to issue authorized and unissued shares of Common Stock or Preferred Stock. Preferred Stock, if and when issued, could have rights superior to those of the Common Stock, particularly in regard to voting, the payment of dividends and upon liquidation of the Company. See "Description of Capital Stock".

     Factors Inhibiting Takeover. Certain provisions of the Company's Articles of Incorporation and the Nevada General Corporation Law may be deemed to have "anti-takeover" effects in that they could delay, defer or prevent a takeover attempt that a shareholder might consider to be in the Company's or the shareholder's best interests. For example, the ability of the Company's Board of Directors to designate series of Preferred Stock without any vote or action by the Company's stockholders could be considered an "anti-takeover" device, since the terms of Preferred Stock which might be issued could contain terms which could contain special voting rights or increase the costs of acquiring the Company. See "Description of Capital Stock -- Anti-Takeover Provisions".

                                   DILUTION

     At June 30, 1997, after giving retroactive effect to (a) the sale of 500,000 shares of Common Stock at a price of $2.00 per share in August 1997 and
(b) the sale after June 30, 1997, of 10,931 shares of Common Stock at prices from $.09 to $2.00 per share upon the exercise of DRCC Conversion Options, but to no other post June 30, 1997 transactions, the net tangible book value of the Company's Common Stock was approximately $.26 per share. To the extent that a purchaser pays more than $0.26 per share of Common Stock, the purchaser will incur dilution in the net tangible book value of his/her investment. For example, if Shares were purchased at the "asked" price quoted for the Company's Common Stock on October 17, 1997 (i.e., $12.00), the dilution in the purchaser's investment would be approximately $11.74 or approximately 98%. Similarly, purchasers of Option Shares from the Company will incur dilution in their investment equal to the difference between their DRCC Conversion Option exercise price and $0.26 per share.


                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Outstanding Shares. If all Option Shares are sold, the Company will receive total proceeds of $381,532 (average price of $2.00 per share). Such proceeds, if received, would be added to the Company's general corporate funds.

              SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF
                      WORLD WIRELESS COMMUNICATIONS, INC.
                         AND PRO FORMA FINANCIAL DATA

     The following table sets forth selected consolidated historical financial data of the Company and selected consolidated pro forma financial data giving effect to the acquisition of DRCC. The selected historical financial data for the years ended December 31, 1996 and 1995 are derived from audited consolidated financial statements of the Company. The historical data presented for the six months ended June 30, 1997 and 1996 are derived from unaudited financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the data for the period. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the entire year. This data should be read in conjunction with the consolidated financial statements and notes thereto and other financial information which are included elsewhere in this Prospectus.

     The unaudited pro forma consolidated financial statements present the acquisition of DRCC by the Company using the purchase method of accounting as if the acquisition had been consummated at January 1, 1996. Such information is derived from, and should be read in conjunction with, the separate historical consolidated financial statements of the Company and DRCC and notes thereto and other financial information appearing elsewhere herein. The unaudited pro forma consolidated statements of operations have been included for comparative purposes only and do not purport to be indicative of the results of operations which actually would have been obtained if the acquisition had been consummated at January 1, 1996 or the results of operations which may be obtained in the future. In addition, future results may vary significantly from the results reflected in these pro forma statements of operations due to normal market and industry activities.


Historical Operating Data:

                                                   Six Months                          Year Ended                Cumulative
                                                 Ended June 30,                       December 31,             From Inception
                                       ----------------------------------   --------------------------------    Through June
                                             1997              1996              1996              1995            30,1997
                                       ----------------   ---------------   ---------------   --------------   ---------------
 Sales   ...........................    $  1,875,494       $   339,283       $   618,505       $  426,825       $  2,920,824
 Cost of sales .....................       1,070,097           319,104           662,184          237,356          1,969,637
                                        ------------       -----------       -----------       ----------       ------------
 Gross profit  .....................         805,397            20,179           (43,679)         189,469            951,187
 Research and development  .........         588,938                --            92,932               --            681,870
 General and administrative   ......       1,476,596           294,992           732,636          278,137          2,487,369
 Amortization of goodwill  .........         279,963                --                --               --            279,963
 Interest expense ..................          22,597            13,236            30,677               --             53,274
                                        ------------       -----------       -----------       ----------       ------------
 Total expenses   ..................       2,368,094           308,228           856,245          278,137          3,502,476
                                        ------------       -----------       -----------       ----------       ------------
 Net loss   ........................    $ (1,562,697)      $  (288,049)      $  (899,924)      $  (88,668)      $ (2,551,289)
                                        ============       ===========       ===========       ==========       ============
 Loss per common share  ............    $      (0.19)      $     (0.09)      $     (0.25)      $    (0.10)      $      (0.30)
                                        ============       ===========       ===========       ==========       ============
 Shares used in per share
   calculations   ..................       8,421,370         3,049,484         3,601,750          854,640          8,421,370
                                        ============       ===========       ===========       ==========       ============

                           Pro Forma Operating Data:

                                                 For the Six       For the
                                                 Months Ended     Year Ended
                                                   June 30,      December 31,
                                                     1997            1996
                                                --------------  --------------
 Sales .......................................  $ 2,010,079     $ 2,004,983
 Cost of sales  ..............................    1,158,302       1,668,550
                                                ------------    ------------
 Gross profit   ..............................      851,777         336,433
 Research and development   ..................      682,205         533,057
 General and administrative    ...............    1,568,569       1,822,457
 Amortization of goodwill   ..................      368,743         753,598
 Interest expense  ...........................       22,597          67,074
                                                ------------    ------------
 Total expenses    ...........................    2,642,114       3,176,186
                                                ------------    ------------
 Loss before income taxes   ..................   (1,790,337)     (2,839,753)
 Benefit from income taxes  ..................           --         (13,718)
                                                ------------    ------------
 Net loss ....................................  $(1,790,337)    $(2,826,035)
                                                ============    ============
 Loss per common share   .....................  $     (0.21)    $     (0.52)
                                                ============    ============
 Shares used in per share calculations  ......    8,330,116       5,399,850
                                                ============    ============

Historical Balance Sheet Data:

                                                                                 December 31,
                                                                         --------------------------
                                                        June 30, 1997        1996           1995
                                                       ---------------   ------------   -----------
 Cash  .............................................    $    707,120     $  37,278       $  29,682
 Receivables    ....................................         824,636       130,509          30,621
 Inventory   .......................................         422,206       159,881          60,656
                                                        ------------     ----------      ---------
    Current Assets .................................       1,953,962       327,668         120,959
 Equipment, net ....................................       1,067,069       327,022         300,840
 Goodwill, net  ....................................       3,488,028            --              --
 Other assets   ....................................         145,654         8,352           4,141
                                                        ------------     ----------      ---------
    Total Assets   .................................    $  6,654,713     $ 663,042       $ 425,940
                                                        ============     ==========      =========
 Trade accounts payable  ...........................    $    355,899     $  61,997       $  31,256
 Accrued liabilities  ..............................         146,925        55,788             827
 Notes payable and capital lease obligation, current
   portion   .......................................         137,952        85,566         284,000
 Non-compete obligation  ...........................         102,604            --              --
 Accrued settlement obligation .....................         160,000            --              --
                                                        ------------     ----------      ---------
    Current Liabilities  ...........................         903,380       203,351         316,083
 Notes payable and capital lease obligation   ......          54,084        44,808          44,500
 Deferred taxes    .................................         546,465            --              --
 Common stock   ....................................           9,525         5,663           1,132
 Additional paid-in capital ........................       7,692,548     1,397,812         152,893
 Deficit accumulated during the development
   stage  ..........................................      (2,551,289)     (988,592)        (88,668)
                                                        ------------     ----------      ---------
    Total Liabilities and
      Stockholders' Equity  ........................    $  6,654,713     $ 663,042       $ 425,940
                                                        ============     ==========      =========

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     When used in this discussion, the words "expect(s)", "feel(s)", "believe(s)", "will", "may", "anticipate(s)" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are also urged to carefully review and consider the various disclosures elsewhere in this Prospectus which discuss factors which affect the Company's business, including the discussion under the caption "Risk Factors".

     This discussion should be read in conjunction with the Company's Consolidated Financial Statements, respective notes and Selected Consolidated Financial Data included elsewhere in this prospectus. This discussion contains both historical and forward looking-statements. The Company commenced contract manufacturing operations during October 1996 and acquired Digital Radio Communications Corporation ("DRCC") during February 1997. Accordingly, the six month period ended June 30, 1997 includes the results of operations from these sources while the comparable period ended June 30, 1996 does not.


Results of Operations

Six months ended June 30, 1997 and 1996


     Net sales of $1,875,494, increased by $1,536,211 for the six months ended June 30, 1997 compared to June 30, 1996. The increase was primarily attributable to a $300,000 one time sale of technology, a $864,000 partial fulfillment of a non-recurring technology development contract by DRCC and contract assembly work of approximately $493,079. The non-recurring sale of technology and technology development contract involved one customer, and accounted for 62% of the Company's sales in the six months ended June 30, 1997. Had the acquisition of DRCC occurred on January 1, 1996, pro forma sales for the six months ended June 30, 1997 would have been $2,010,079.

     With the acquisition of DRCC, the marketing and operating focus of the Company shifted to sales from design and development contracts, and away from security key product sales. Sales of security key products (the only product or service offered for sale as of June 30, 1996) actually declined by $239,006, to $100,277 for the period ended June 30, 1997 when compared to the period ended June 30, 1996.

     Cost of sales increased by $750,993 for the six months ended June 30, 1997 compared to June 30, 1996. The increase was largely due to engineering costs associated with the non-recurring technology sale discussed above and to direct costs of manufacturing. Gross profit increased by $785,218 for the six months ended June 30, 1997 compared to June 30, 1996, from $319,104 to $1,070,097, primarily due to the one time sale of technology and the partial fulfillment of the non-recurring technology development contract discussed above. Pro forma gross profit for the six months ending June 30, 1997 would have been $851,777.

     The Company's net loss of $(1,562,697) reflects an increase in net loss of $(1,274,648) for the six months ended June 30, 1997 compared to June 30, 1996. The increase was due primarily to $588,938 in research and development costs in the six months ended June 30, 1997, and a $1,181,604 increase in selling, general and administrative expense from $294,992 to $1,476,596. The increase in general and administrative expense was attributable to the additional overhead associated with DRCC's operations, staffing of the Company's contract manufacuring operations and, at the corporate level, the hiring of a chief executive officer, chief financial officer, controller and sales personnel.

     Amortization of goodwill added $279,963 to the Company's net loss for the six months ended June 30, 1997. This represents goodwill of $3,767,991 recorded as a result of the DRCC acquisition, which is being amortized over sixty months.

     Interest expense of $22,597 increased by $9,361 for the six months ended June 30, 1997 compared to June 30, 1996. The increase resulted from equipment related long-term debt, capital lease obligations incurred in starting contract manufacturing operations and DRCC indebtedness.

     Total expenses in the six months ended June 30, 1997 increased to $2,368,094 from $308,228 in the year earlier period. Pro forma general and administrative expenses for the six months ended June 30, 1997 would have been $2,642,114.


Years Ended December 31, 1996 and 1995

     The Company's sales of $618,505 for the year ended December 31, 1996, represented an increase of $191,680 over sales in the prior year. The increase was primarily due to 1996 being a full twelve month operating year and the commencement of contract manufacturing services in 1996. Pro forma sales for the year ended December 31, 1996 would have been $2,004,983, reflecting the impact of DRCC's sales for that period. Pro forma gross profit for the same period would have been $336,433 compared with a historical gross loss of $(43,679), reflecting the impact of DRCC's $380,112 contribution to gross profit on a pro forma basis.

     Operating expenses in the year ended December 31, 1996, increased to $856,245 from $278,137 for 1995, primarily from costs associated with the hiring of a full time CEO and the beginning of building a sales and management team, including managers for the Company's contract manufacturing operations The above factors also were the principal cause of the increase in the Company's 1996 operating loss to $(899,924) compared to a loss of $(88,668) during 1995.

     For the year ended December 31, 1996, pro forma expenses would have been $3,176,186 compared to historical expenses of $856,245 for the same period. Of total pro forma expenses, $753,598 is the result of a single pro forma adjustment, the amortization of goodwill, which would have been recorded in 1996 had DRCC been acquired by the Company effective January 1, 1996.


Liquidity and Capital Resources

     The Company's financial condition though improved is still tentative. The improvement is a result of the Company's issuance of Common Stock for approximately $3,195,250 during the six months ended June 30, 1997, which accounts for the $669,842 increase in cash. The Company raised an additional $1,000,000 from the sale of Common Stock during August 1997.

     At this time, the Company's sales and profitability are not at a level which will provide the funds necessary for its operations, capital expenditures and anticipated growth. Consequently, additional financing probably will be needed during the next two to six months. In manangement's opinion, it will be necessary for the Company to satisfy this need by raising additional equity capital. The Company does not have any commitment for equity or any other financing at the present time, and there is no assurance that management will be able to obtain the required capital.

     Of the $3,195,250 raised from the issuance of Common Stock during the first six months of 1997, approximately $1,899,478 was used for operations, $131,157 for the DRCC acquisition, $404,382 for equipment purchases and net debt and capital lease reductions of $90,391. The net of the above items comprises the net cash increase of $669,842 compared to a net cash decrease of $22,550 for the same period during 1996.

     Receivables have increased by $694,127 to $824,636. Approximately 52%, or $432,000, of the increase is due to the technology development contract discussed above, another 8.5% or $70,000 is from development services, with the balance primarily coming from contract manufacturing customers.

     Inventories have increased by $262,325 to $422,206 as of June 30, 1997, compared to $159,881 for the same period June 30, 1996. The increase is due to the acquisition of inventory for the contract manufacturing business and the building of some of the Company's new radio products.

     The increase in equipment of $740,047 reflects purchases of $404,382 during the six months ended June 30, 1997, and $427,006 of DRCC equipment recorded as part of the DRCC acquisition, less depreciation of approximately $91,341.

     Amortization of goodwill increased the Company's net loss by $279,963 during the first six months of 1997, representing amortization of goodwill of $3,767,991 booked in the DRCC acquisition, which is being amortized over sixty months.

     Most of the $700,029 increase in current liabilities to $903,380 from $203,351 is due to the acquisition of DRCC. The non-compete obligation of $102,604 represents the present value of four monthly payments of $27,500 commencing September 15, 1997. This obligation stems from DRCC. The $160,000 increase in other long-term obligations represents the proposed settlement of a lawsuit over certain technology. This lawsuit and settlement also are from DRCC. Deferred income taxes of $546,465 are a result of the acquisition of DRCC.

     The combined increase in Common Stock and Additional Paid in Capital of $6,298,598 is due to the issuance of common stock for $3,195,250 in cash and the booking of the DRCC acquisition in the amount of $3,103,348.

Outlook


     The statements contained in this Outlook are based on current expectations. These statements are forward looking and actual results may differ materially.

     Management believes that, as deregulation of natural gas and other utilities continues, multiple utility suppliers will be serving a given city or neighborhood. Consequently, it will become more difficult and time consuming for utility companies to read meters as they will generally not be the provider to every user in the city or neighborhood which will increase the cost effectiveness of reading utility meters remotely. Management believes that the Williams Telemetry Network, described elsewhere in this Prospectus, is a viable alternative to the current practice of manually reading meters. Additionally, management believes that William's position as an affiliate of a major transporter of natural gas in the United States positions it to successfully market its telemetry network, which currently is designed to use collector and repeater radios supplied by the Company to gather and transmit data.

     Management believes that the Company's relationship with Williams will result in significant increases in sales of its radio products for use in the Williams Telemetry Network. Significant increases in sales, however, would lead to working capital requirements which would not be provided for from funds generated by the initial sales of the products. The Company is currently investigating the prospects of a private placement and ultimately a secondary public offering to meet its working capital and operating needs. However, there is no assurance that sufficient capital or any capital will be raised from such endeavors.

     Additionally, management estimates the Company's current manufacturing facilities would not be adequate to handle substantial increases in demand for its products. Management is currently looking into two solutions: (1) out-sourcing a portion of the manufacturing overload or, (2) expanding its in-house manufacturing capacity through leasing or purchasing additional building space and equipment. If a portion of manufacturing is out-sourced the Company may lose some control over the following areas; cost, timeliness of deliveries and quality. However, by out-sourcing a portion of its manufacturing, the Company could avoid delays and expense associated with the expansion of its own facilities. The magnitude of any expansion of the Company's manufacturing capabilities that is required would be a direct function of the sales increase and manufacturing overload, both of which are unknown at this time. However, management estimates that between $2 million and $5 million may be required for this purpose. At the present time, the Company does not have any commitment for or source of these funds.

     The Company anticipates an increase in revenues from additional contracts for design and development services, although no new contracts have been signed. It is management's intent to model such contracts after the KME contract, discussed elsewhere in this Prospectus, whereby the Company receives fees during the early stages of the agreement and is entitled to royalties or gross profit splits based upon its customer's sales of products into which the technology has been incorporated. It is management's intent that the fees received will cover the Company's costs. However, these fixed fee arrangements may not cover all of the Company's costs incurred in fulfilling any such contract. Royalties or gross profit splits resulting from sales of products using the technology developed under the contract would enhance the Company's profitability if and when received.

     In anticipation of obtaining additional design and development contracts, management must continually recruit and hire additional RF (radio frequency), software, firmware and digital engineers. It is extremely difficult, time-consuming and expensive to find engineers qualified in those fields. There is no assurance the Company will be able to locate and hire such qualified engineers. Associated with the hiring of each engineer is the need for test and development equipment, software and work stations, which increases the Company's cash requirements.

     In summary, while management is cautiously optimistic about the Company's future, it is fully aware that anticipated revenue increases from product sales, design and development contracts and royalty income are by no means assured, and that if such increases do materialize, the requirements for capital are substantial, for which there is no present commitment.

                                   BUSINESS


Background

     The Company and its subsidiaries are principally engaged in the design, development and manufacture of wireless communications technology, systems and products. The Company also provides contract manufacturing services to the electronics and wireless communications industry.

     Prior to its acquisition of DRCC in February 1997, a substantial majority of the Company's revenues were derived from sales of SecuriKey(R), a small hardware device that prevents the unauthorized use of software protected by a SecuriKey system, and related software products. At the time of its acquisition by the Company, DRCC was in the process of developing a number of proprietary wireless communications products, and provided wireless design, development and manufacturing services on a contract basis. With the acquisition of DRCC, the Company's business focus shifted to the design, development and manufacture of wireless communication technology, systems and products, although the Company continues to provide contract manufacturing services. Sales of SecuriKey products did not contribute materially to revenues in the first half of 1997 (approximately 5%) and are not expected to contribute materially to revenues in the future.

Wireless Communications Products

     Electronic communications devices take many forms, including mobile telephone, broadcast television and radio products. The central problem in modern communications is developing the means to transmit large volumes of data over long distances without losing or distorting the information in the most cost effective manner. Wireless communications, using radio transmission rather than transmission over a wire or cable, is an increasingly important segment of the communications industry.

     As illustrated below, wireless communication devices fall under various names (television, radio, cellular, microwave, among others), but all utilize the electromagnetic spectrum. This spectrum is the range of all electromagnetic waves differentiated according to the frequency of the particular wave. An electronic communication device is usually named according to the wave frequency at which the device operates. Frequency is the number of cycles per second in a wave and is measured in hertz (Hz). One hertz is one cycle per second. The radiowave spectrum ranges from a few kilohertz (Khz) to 40 gigahertz (Ghz), or 40,000 megahertz (Mhz). Portions of the radiowave spectrum are dedicated to specific uses, as follows:




Wireless Device                     Frequency
---------------                     ---------
AM radio                            535 - 1635 Khz
Analog cordless phones              44 - 49 MHz
TV channels (VHF)                   54 - 88 MHz
FM radio                            88 - 108 MHz
TV channels (VHF)                   174 - 216 MHz
TV channels (UHF)                   470 - 806 MHz
RF wireless modems                  800 MHz
Cellular phones                     806 - 890 MHz
Digital cordless phones             900 MHz
Personal communication services     900 - 929 MHz
Nationwide pagers                   929 - 932 MHz
Two-way pagers                      932 - 940 MHz
Satellite phones uplink             1610 - 1626.5 MHz
Satellite phones downlink           2483.5 - 2500 MHz
Satellite TV, large dish            4 - 6 GHz
Satellite TV, small dish            11.7 - 12.7 GHz
Wireless "cable" TV                 28 - 29 GHz

Existing Products

     The Company's wireless communications products are designed to transmit and receive voice, video and data in applications where a hard-wired system is cost prohibitive or simply more expensive. The Company's principal line of existing products is a series of low speed digital radios (LSDRs) and related devices. These products are suitable for use in a telemetry network which has been developed by Williams Wireless, Inc., doing business as "Williams Telemetry Services" (hereinafter "Williams"), a subsidiary of The Williams Companies, Inc. The initial sales of products in this line were made to Williams in September 1997.

     The Williams Telemetry Network is a fixed wireless network intended by Williams principally for use by utility companies to collect gas, water and electric usage data, and to closely monitor usage on a "real time" basis when required. A wireless monitoring unit mounted on a meter or other device to be monitored gathers data and transmits it to a local WinGate(TM) collection point, which then relays the data to a centralized operating center. While automated meter reading is the most immediate potential application for the Williams Telemetry Network, its possible uses also include alarm monitoring, a reliable back up to telephone reporting and other, similar applications.

     As described elsewhere in this Prospectus, the Company's initial sales of wireless communications products occurred in September 1997, and sales to date have been extremely limited. A number of the Company's wireless communications products were introduced as part of the Williams Telemetry Network for the first time in mid-September 1997 at the Automated Meter Reading Association Trade Show in Chicago. At the present time, Williams is conducting Beta tests of its telemetry system with a number of national companies, and the Company has been advised that Williams intends to launch commercial operations of the service in the third quarter of 1998. Products which the Company has developed for use in this system, and which currently are being used and/or tested by Williams, include devices called Telemetry Interface Modules, or TIM(TM)s, which operate at the point of data origination. For example, in the Williams Telemetry Network the TIM(TM)s units are designed to be mounted on meters and other devices to be monitored. The function of these TIM(TM)s is to gather and transmit data to a data collection and forwarding point called a WinGate(TM) unit, which includes a wireless receiver/transmitter. The WinGate(TM) unit forwards the data to an operating center via a wide area network. Once the data arrives at the operating center, it is recorded and stored in a computer system.

     The TIM(TM)s are short range (up to 800 feet) transmitters which transfer data at rates up to 9600 bits per second, and function over the entire industrial temperature range (-40oF to 185oF). The Company has two TIM(TM)s models available, which differ primarily in frequency coverage, modulation type and power.

     The WinGate(TM) units utilize Low Speed Digital Radio ("LSDRs") which are matched to the TIM(TM)s units from which they receive data. In this context, "low speed" refers to speed of transmission which, for the Company's LSDRs, ranges from 1200 to 9600 bits per second ("bps"). By contrast, the Company's High Speed Digital Radio (HSDR) now under development, which is discussed below under "Proposed Products", transmits at speeds between 2 million and 4 million bps (2Mbps to 4Mbps). The Company presently has a number of LSDR models available, two of which (the LSDR 100 and the LSDR 300) have been sold to Williams for use and/or testing in the Williams Telemetry Network. Like the TIM(TM)s units, the various LSDR models differ primarily in frequency coverage, modulation type, range and power.

     The Company's LSDRs are designed to provide a wireless communication link for multiple locations, with a range of up to 35 miles under "unobstructed" line of sight conditions. The products are intended for use primarily in remote monitoring systems in which data must be transmitted from multiple locations and collected at one central location, e.g., to monitor data such as capacity, temperatures and flow rates from underground or above ground fuel tanks and oil and gas pipeline meters. Radios can be spread out over numerous locations to transmit data large distances within a line of sight and the data will be collected and processed in one central location for processing. Data and power requirements for the radios are low, allowing the radios to run on battery or solar energy. LSDR communications do not require a license from the FCC and there is no FCC restriction on the type of data being transmitted.

     An important feature of certain of the Company's LSDR products involves the use of spread spectrum (meaning a wide frequency bandwidth) solutions to facilitate the wireless transmission of data. Spread spectrum wireless devices are required to modulate and demodulate a signal that is "spread" across a wide bandwidth to reduce interference and provide enhanced security. "High power" systems (from 0.10 to 1.0 watts) which operate in the ISM (Industrial, Scientific and Medical) bands (902 - 928 MHz, 2400 - 2483.5 MHz, and 5725 - 5850
MHz) can only use spread spectrum techniques. Under Part 15 of the FCC Telecommunications Code, these ISM bands do not require the customer to pursue costly and time consuming FCC licensing approval and eliminate usage charges involved with transmitting data via cellular networks. Thus, they are desirable for many wireless applications, including telemetry systems for use in data collection, high-speed wireless communication links between buildings on corporate and other campuses, wireless speaker connections and other peripheral applications.

     Other Existing Products. The Company also continues to market its SecuriKey(R) line of products. See "Organizational and Capital Transactions -- Purchase of Assets of Micro Security, Inc." These sales represented less than 5% of revenues in the first half of 1997, and are not expected to be material in the future.

Proposed Products

     The Company currently has a number of products in various stages of development, the two most significant of which are a High Speed Digital Radio and a Low Cost Spread Spectrum Radio.

     High Speed Digital Radio (HSDR): The Company has developed a pre-production working prototype High Speed Digital Radio. HSDR can be used as a wireless link to transmit digitized information (data, voice or video) to and from locations within a "line of sight" at high speeds (i.e., up to 2.048Mbps). This transmission rate is faster than "T1" wired lines at the present time. T1 is a data transmission standard at which 1.544 megabits are transmitted per second. Furthermore, HSDR is a private network so users avoid the access delays caused by excessive traffic and high costs of using T1 lines.

     HSDR technology can be adapted to a variety of applications, depending upon the user's communication requirements. One HSDR application for data sensitive companies is to set up data links to off-site data storage and back-up facilities which are capable of handling large volumes of information. This application provides a user with an inexpensive real time back-up system in the event of a disaster or other malfunction to the main or primary line of transmission.

     HSDR also can be used as a "short hop" teleconferencing and/or video-conferencing system. The private network can connect two or more line of sight locations with telephone service and/or video service allowing unlimited access and usage with the cost of local and long distance telephone charges. The installation of a private communication link is very cost effective because of the low installation cost and lack of additional usage charges. Moreover, HSDR can be used to establish a wireless Local Access Network (LAN) to interconnect multiple computers that need to share information.

     HSDR operates at frequencies classified under Part 15 of the Federal Communications Commission ("FCC") Telecommunication Code, and, as a result of this classification, no license is required nor is there any restriction on the type of data being transmitted.

     Low Cost Spread Spectrum Radio (LCSSR): The Company has developed proprietary technology for a low cost, spread spectrum radio which the Company believes can be sold in quantity for less than $20 per radio. As a result, the LCSSR has the potential of substantially reducing the cost of such consumer products as cordless telephones, wireless speakers, wireless telephone jack extensions, wireless keyboards, wireless printer connections, security devices and wireless toys. An LCSSR device was the principal product involved in the Company's design and development contract with Kyushu Matsushita Electric Co., discussed below under the caption "Contract Design and Development".

Contract Design and Development

     The Company's business has included providing engineering, design and development services to client specifications on a fee for services basis. At the present time, the Company is not seeking design and development service contracts except in "partnering" situations in which the Company would have an ownership interest in the products and/or technology which are the subject of the contract. The two most significant such contracts, entered into in 1997 with Kyushu Matsushita Electric Co. and Williams Wireless, Inc., are described below.

     Kyushu Matsushita Electric Co. Contract: In April 1997, DRCC entered into a contract with Kyushu Matsushita Electric Co., Ltd. ("KME") to develop low cost spread spectrum radio technology for use in certain

KME products. Under the terms of the contract, KME agreed to pay the Company $1,296,000 for its services in three installments of $432,000, subject to the Company's satisfaction of certain performance goals. The Company received the initial installment in May 1997, and the second installment and one-half of the third installment in September 1997, following KME's evaluation of certain prototypes furnished by the Company. The Company expects to receive the second half of the third installment in the fourth quarter of 1997, following KME's evaluation of final working samples.

     As part of its development contract with KME, the Company granted KME a world-wide, non-exclusive license to use or authorize the use of any patents, copyrights, technical know-how and other intellectual property rights embodied in the Company's LCSSR technology in the manufacture of KME products, and agreed not to license others to use technology which is developed under its contract with KME in connection with any telephone-related products for a period of two years from the first shipment of KME products using the technology. In consideration for these rights and the Company's services, KME agreed to pay royalties to the Company on sales of KME products using the technology above a prescribed minimum amount of sales for a period of two years from the initial shipments of any such products. The Company is unable to predict the amount of any royalties which it may receive under this license, or whether it will receive any royalties.

     Williams Wireless, Inc. Contract: In September 1997, the Company entered into a Technical Development and Marketing Alliance Agreement (the "TDMA Agreement") with Williams Wireless, Inc., pursuant to which the Company has agreed to assist and cooperate with Williams in developing and manufacturing "Telemetry Radio Products", which are generally defined in the agreement as wireless radios for transmitting and/or receiving data as part of the Williams Telemetry Network. The TDMA Agreement followed a letter of understanding entered into by the parties in June 1997, and a relationship between the companies which pre-dated the letter of understanding in the course of which the Company developed a "proof of concept" radio for use in Williams' information gathering network.

     Under the TDMA Agreement, Williams may, but is not required to, contract with the Company for specific system engineering and design services to create Telemetry Radio Products. The Company would have the exclusive right to manufacture any Telemetry Radio Products which were designed exclusively for use in Williams' network, so long as the Company met prescribed quality and other performance criteria. Williams would "own" such products, but the technology used in creating the products (including components that the Company has patented or for which it holds a copyright, and all drawings, specifications, prototypes and circuit boards relating thereto) would remain the property of the Company. The Company also has a non-exclusive right to market Williams' information gathering service on terms mutually agreeable to the parties, based upon a "standard" Williams marketing agreement which is in the process of development.

     As indicated above under the caption "Existing Products", the Company has designed and developed a number of LSDR products and related devices that have been sold to Williams for use in the Williams Telemetry Network. While these products meet the definitions of "Telemetry Radio Products" used in the TDMA Agreement, since they were developed outside the Agreement, the Company retains all property rights to such products. Sales prices to Williams for existing products were negotiated between the Company and Williams. Such terms relating to further products which Williams may call upon the Company to develop under the TDMA Agreement would be negotiated at that time.

Contract Manufacture and Assembly

     The Company performs assembly and manufacturing services for other manufacturers and vendors of medical, communications, computer graphics and consumer electronic products at its Salt Lake City manufacturing facility. In the current fiscal year, the Company has provided manufacturing and assembly services for such customers as Alton Dean, Infinity Group, Evans & Sutherland, Wavephore and TSI.

Markets and Distribution

     The principal markets for the Company's wireless communications products are original equipment manufacturers ("OEM's") which utilize the Company's products and technology in their own equipment and products, and value added resellers and systems integrators ("VAR/Integrators") which use the Company's products, along with hardware and software from other vendors, in systems which they design and sell to meet their customers' data processing, transmission, collection, storage, security and other related needs.

     Marketing to OEM's and VAR/Integrators involves establishing and increasing prospective customers' awareness of the Company's products and technology. This is accomplished through direct mail and print advertising, and through promotional activities which include direct contacts with trade journal editors, industry analysts and other opinion makers. More direct sales activity includes research to identify specific OEM's and VAR/Integrators whose products and services make them potential buyers of the Company's products and technology, and direct sales efforts to introduce the Company to the potential customers. Early contacts, if successful, are likely to involve very detailed technical discussions between the Company's and the prospective customer's engineers and researchers. The Company's objective at this stage is to demonstrate how its existing products and technology and/or its capacity to custom design and develop products can benefit the customer. The prospective customer's objective, of course, is to find sources of such products and technology.

     The Company also markets its wireless products through a manufacturer's representative. This is a relatively new phenomenon for the Company since it only recently reached the point at which it has had fully developed products commercially available. Although it has only one representative at the present time, the Company expects to add additional representatives as its product line expands.

     The Company's contract design and development capabilities are an integral part of its overall product and technology marketing effort. All of the Company's design and development contract revenues in 1997 have resulted from contracts in which technology was customized and/or further developed to meet its client's specific product needs, with the Company generally retaining ownership or partial ownership of technology developed under the Contract and the right to manufacture and sell to others products which employ that technology but which are outside the client's applications. As indicated above, the Company is not seeking design and development contracts on a purely "fee for services" basis at the present time.

     The Company's marketing activities as relate to its contract manufacturing and assembly capabilities have been limited, and consist primarily of direct selling efforts directed to past and existing customers, and to prospective customers who contact the Company or are located in the Company's immediate geographic area. In the foreseeable future, the Company expects to concentrate its available marketing resources in the marketing of proprietary products and technology, rather than its contract manufacturing and assembly service capabilities.

Competition

     The Company has a number of current competitors in all aspects of its business, many of which competitors have substantially greater financial, marketing and technological resources than the Company, and which include such industrial giants as Panasonic, Motorola, Sony and AT&T. The Company intends to compete with these companies by concentrating on certain product or service niches within the overall market. However, most of the Company's competitors offer products which have one or more features or functions similar to those offered by the Company, and many have the resources available to develop products with features and functions, competitive with or superior to those offered by the Company. There can be no assurance that such competitors will not develop superior features or functions in their products or that the Company will be able to maintain a lower cost advantage for its products.

     A key element of the Company's competitive strategy is to align itself with major manufacturers by developing proprietary products or technology that can be incorporated into its "partner manufacturers'" products. In addition to being compensated for its services relative to the development of the partners' products, the Company would share in the success of products which used the Company's component or technology through a royalty or similar arrangement. The Company believes that its agreements with KME and Williams, described above under the caption "-- Contract Design and Development", illustrate the manner in which the Company can "partner" with much larger, established companies to access mass markets for its proprietary wireless communications products and technology.

Facilities

     The Company's executive offices and principal administrative offices and manufacturing facilities are located in approximately 20,079 square feet of space at 150 Wright Brothers Drive in Salt Lake City, Utah, which is leased at a monthly cost of $11,266 for base rental and allocable common area maintenance charges. The Company also pays for certain utility expenses. The lease for these premises expires May 31, 1998.

     The Company's principal engineering facility is located in the Utah Valley Business Park, American Fork City, Utah. This facility is leased at a monthly cost of $9,849 for base rental and allocable common area maintenance charges. The Company also pays for certain utility expenses. The Company's lease for the facility expires June 30, 1998. This facility, which occupies approximately 9,685 square feet, was leased by DRCC prior to the Company's acquisition of DRCC, and housed DRCC's manufacturing facilities. After the acquisition, the Company consolidated DRCC's manufacturing operations with those of the Company at the Company's Salt Lake City facility.

     The Company owns most of its manufacturing equipment, although a portion is leased. The aggregate lease payments for leased equipment in 1997 are expected to be approximately $143,375.

     The Company believes that its facilities are satisfactory for its present scale of operations. The Company presently is considering a number of options to increase its manufacturing capacity, including, at a minimum, consolidating its existing manufacturing and engineering facilities into a single larger facility during 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Outlook".

Employees

     As of October 10, 1997, the Company had 67 employees, of whom one was part-time. Of these employees, 16 were classified as executive or administrative personnel; 17 engineering; 24 production and manufacturing, including contract manufacturing; and 10 sales and marketing. The Company's employees do not belong to a collective bargaining unit, and the Company is not aware of any labor union organizing activity. The Company considers its employee relations to be satisfactory.

Patents and Intellectual Property

     The Company believes that reliance upon trade secrets, copyrights and unpatented proprietary know-how in conjunction with the development of new products is at least as important as patent protection in its business since most patents provide fairly narrow protection, and are of limited value in areas of rapid technological change. Further, patents require public disclosure of information which may otherwise be subject to trade secret protection. The Company has no patents or patents pending on existing or proposed products or technology, except for its spread spectrum demodulation technology. Generally, the Company enters into confidentiality and invention assignment agreements with its employees, and includes provisions in contracts with its development contract customers intended to protect its proprietary technology, "know how" and other trade secrets. The Company also claims copyright protection for its circuit boards and software. However, there can be no assurance that the Company's proprietary technology will be protected or remain a trade secret, or that others will not develop or propose similar technology. See "Risk Factors -- Intellectual Property Rights".

     Certain aspects of the Company's spread spectrum demodulation technology and the related patent application were developed by DRCC at a time when DRCC was party to a joint venture agreement with Digital Scientific, Inc. ("DSI"), an otherwise unrelated party. This joint venture was formed in October 1995 to further develop, commercialize and market an original and proprietary method of demodulating a spread spectrum signal. Under the terms of the agreement, each party owned fifty (50%) percent of the joint venture. The Company has terminated the joint venture, and DSI has initiated litigation claiming that the Company's termination of the joint venture was invalid, and that it is entitled to certain rights in the Company's spread spectrum technology and to damages. See "Legal Proceedings" below.

     The Company has registered the trademarks SECURIKEY(R), SECURIDATA(R) and SECURIMAC(R). The Company intends to pursue registration on all trademarks associated with its key products, and to protect its legal rights concerning the use of its trademarks. See "Risk Factors -- Intellectual Property Rights".

Legal Proceedings

     Pending Litigation: DRCC is a defendant in civil action commenced by Digital Scientific Inc. in the Third Judicial Court, Division I, in and for Salt Lake County, Utah, on July 2, 1997. DSI's Complaint alleges that DRCC breached its joint venture agreement with DSI, described above under the caption "Patents and Intellectual Property", and related duties to DSI arising out of the joint venture agreement and a related marketing agreement. The Complaint also alleges that Matsushita Electric Corporation of America ("MEC"), Recoton Corporation ("Recoton") and an employee of MEC, who also are named as defendants in the action, interfered with DSI's contract with DRCC and that MEC and Recoton converted to their own use and profit certain technology that was the property of the DRCC/DSI joint venture. The Complaint seeks unspecified money damages against all defendants, and punitive damages against DRCC. Among other items of damage, DSI claims that it is entitled to participate in revenues, profits, etc. derived from sales or licenses involving the Company's spread spectrum demodulation technology.

     The Company has not filed an Answer to the Complaint, as settlement discussions between DRCC and DSI commenced shortly after the Complaint was served, and have resulted in a tentative agreement to settle the litigation on terms which provide that DRCC and DSI would acknowledge termination of the joint venture effective December 31, 1996; DRCC and DSI each would have a right in the Company's spread spectrum demodulation technology as disclosed in the Company's pending patent application and incorporated in certain prototypes developed by DRCC prior to the termination of the joint venture; the Company would issue 40,000 shares of Common Stock to DSI and grant DSI the right to sell the shares back to the Company for a limited period of time at a price of $4.00 per share; and DSI would release DRCC and the other defendants from all claims.

     While the settlement has not been finalized, the Company believes that agreement has been reached on all essential points, and that the litigation will be settled on the basis described above. The Company has accrued a $160,000 charge to cover its potential obligation arising from DSI's right to sell back to the Company the 40,000 shares of Common Stock that the Company would issue as part of the settlement.

     Unasserted Claim: Although action has not been initiated, the Company's former Chief Financial Officer has threatened litigation against the Company following his resignation from that office and as a director of the Company in October 1997. The resignation was the result of a dispute over compensation involving, among other things, a claim by the former officer and director that the Company had agreed to grant him options to purchase 275,000 shares of the Company's Common Stock at a price of $2.00 per share in connection with his employment, and had later disaffirmed such obligation. Because of the number of shares involved in this unasserted claim, and the difference between the current market price for the Company's Common Stock and the exercise price of the options claimed, the expense to the Company for financial reporting purposes would be material if the former officer should initiate and prevail in litigation over these claims. The Company intends to vigorously defend any such action.

                                  MANAGEMENT

Executive Officers and Directors

     The current executive officers and directors of the Company are as follows:



              Name                  Age                          Position
              ----                  ---                          --------
David D. Singer  ...............    48     Chairman of the Board of Directors, President, Chief
                                           Executive Officer and a Director
William E. Chipman, Sr.   ......    51     Chief Financial Officer and Director of Mergers and
                                           Acquisitions
Brian W. Pettersen  ............    40     Executive Vice President and a Director
Jonathan D. Rahn    ............    53     Secretary and a Director
Philip A. Bunker    ............    45     President of DRCC and a Director
David Andrus  ..................    44     Director of Development Engineering

     David D. Singer - Mr. Singer was appointed President of the Company in November 1996, and became a Director in February 1997. From 1977 to 1983, Mr. Singer was President of CSL Energy Controls, Inc., a company specializing in third party energy conservation. From 1983 to 1985, Mr. Singer was a special consultant to the General President of the Sheetmetal Workers Association. From 1985 to 1988, Mr. Singer was Vice President First Municipal Division, Bank One Leasing Corporation. From 1988 to 1991, Mr. Singer was President of Highland Energy Group. From 1991 to 1996, Mr. Singer was President and Chief Operation Officer of Navtech Industries, Inc., an electronic assembly company. Mr. Singer holds a Bachelor's Degree in Electrical Engineering from the Lawrence Institute of Technology.


     William E. Chipman, Sr. - Mr. Chipman has served as Director of Mergers and Acquisitions for the Company, with the primary responsibility for seeking acquisition opportunities, and negotiating and implementing acquisitions by the Company, since the DRCC acquisition, and has served as acting Chief Financial Officer of the Company since October 22, 1997. Mr. Chipman was the Chief Financial Officer and a director of DRCC from August 1994 to February 1997 when the Company acquired DRCC. From 1992 to 1994, Mr. Chipman served as CFO of MHB Technology, Inc., a technology holding company specializing in contract manufacturing, security access products and high speed modems. Mr. Chipman received a Bachelor's Degree in Business Administration from Merrimac College.

     Brian W. Pettersen - Mr. Pettersen has served as Executive Vice President and Director of the Company since February 1997. From 1980 to 1992, Mr. Petersen served as Trading Manager for Covey & Co., a retail full service securities brokerage firm. From 1992 to 1995, Mr. Pettersen served as a Wholesale Trader for the Paulson Investment Company. From 1995 to the present, Mr. Pettersen has served as President of Utah Internet Services, a full service Internet provider. Mr. Pettersen received a Bachelor's Degree in Marketing from the University of Utah in 1979.

     Jonathan D. Rahn - Mr. Rahn has served as Secretary and a Director of the Company since its inception. From July 1996 to the present, Mr. Rahn has served as Executive Vice President and a Director for PacificHealth Laboratories, Inc. He is also the President and sole stockholder of J.R. Consultants, Inc., an independent consulting firm. Mr. Rahn has over 30 years experience in accounting and financial analysis. Mr. Rahn is a licensed Certified Public Accountant in the Commonwealth of Pennsylvania, and received a Bachelor's Degree in Economics from The Wharton School of Business of the University of Pennsylvania.

     Philip A. Bunker - Mr. Bunker was a co-founder, and is President and Chief Executive Officer, of DRCC, and has served as a Director of the Company since its acquisition of DRCC. From 1982 to 1986, Mr. Bunker was Vice President of CAECO, Inc. ("CAECO"), a semiconductor circuit design software company. While at CAECO, Mr. Bunker and his engineering team developed a computer-aided program used in advanced integrated circuit design programs such as Motorola's 68020 and 68030 and National's 32000 microprocessors. CAECO was subsequently sold to Mentor Graphics. From 1986 to 1991, Mr. Bunker was the President of Desert Digital, a company that was acquired by DRCC in 1992. Mr. Bunker received a Bachelor's Degree in Electrical Engineering from the University of Utah.

     David Andrus - Mr. Andrus joined the Company has Director of Development Engineering in April 1997. Prior to joining the Company, Mr. Andrus owned and operated Innovatronics Engineering, a Radio Frequency and Data Communications Consulting Firm which he formed in 1987. Mr. Andrus received a Bachelor's Degree in Electrical Engineering from California State Polytechnic Institute.


Other Significant Employees


     In addition to its Executive Officers and Employees, the Company believes that the following employees will make significant contributions to the Company:

Jeffrey G. Ballif   ......    31    Manager of Digital and Software Services
Stuart Biddulph  .........    59    Director of Engineering
Lance King    ............    36    Director of Marketing

     Jeffrey G. Ballif - Mr. Ballif was a co-founder of DRCC and, since 1992, has been one of its principal project leaders. He has directed and/or participated in a variety of embedded system hardware and software design projects for the DRCC and, since the Company's acquisition of DRCC in February 1997, for the Company. Projects and responsibilities have included: modem firmware modifications, fax modem debugging, telephone line switching product design, digital modem design and firmware data modems to meet European requirements. Prior to 1992, Mr. Ballif was an engineer at Desert Digital. Mr. Ballif received a Bachelor's Degree in Electrical Engineering from Brigham Young University.

     Stuart Biddulph - Mr. Biddulph is the Company's Director of Research and Engineering. He was Vice President of Engineering of DRCC prior to its acquisition by the Company. Prior to joining DRCC in June 1996, Mr. Biddulph was Director of Engineering at Comsat RSI Plexus Corporation, a position held since 1995. From 1989 to 1995, Mr. Biddulph was a Project Manager for Sattel Technologies, Inc. Mr. Biddulph is responsible for the day-to-day engineering operations of the Company. He received a Bachelor's Degree in Physics degree from Brigham Young University.

     Lance King - Mr. King is the Company's Director of Marketing, and was the Director of Marketing of DRCC prior to its acquisition by the Company. Mr. King served as Director of Marketing of MHB Technology, Inc. from 1992 to 1994, prior to which he was Vice President of Sales and Marketing for Intelligent Modem Corp.

Corporate Governance Standards

     The Company intends to apply to have its Common Stock approved for quotation on The Nasdaq Stock Market, Inc. SmallCap Market. Issuers whose securities are quoted on the SmallCap Market are required to comply with certain corporate governance standards, including a requirement that at least two directors of the issuer be "independent" directors, and that the issuer have an audit committee, a majority of the members of which are "independent" directors. The Company expects to be in compliance with these requirements prior to the effective date of the registration statement of which this Prospectus is a part.

Compensation of Executive Officers

     David D. Singer, the Company's Chairman, President and Chief Executive Officer, has been functionally employed in those positions since October 1996, although he was not formally appointed to those positions by the Board of Directors until February 1997. Mr. Singer's current annual salary is $120,000. He does not have a fixed term employment contract with the Company.

     The table below sets forth information concerning compensation paid in 1996 to Mr. Singer and to Gary Peterson, who served as the Company's President and Chief Executive Officer until October 28, 1996. Except as indicated in the table below, no executive officer of the Company received compensation of $100,000 or more in 1996.

                          Summary Compensation Table

                                              Annual Compensation
                                   -----------------------------------------
                                                               Other Annual
                                                               Compensation
Name and Principal Positi   Year    Salary ($)    Bonus ($)        ($)
-------------------------  ------  ------------  -----------  --------------
Gary Peterson,  .........   1996   $29,047           -0-           (2)
 President(1)
David D. Singer,   ......   1996   $27,512           -0-           (2)
 President(1)

                                              Long Term Compensation
                           -------------------------------------------------------------
                                         Awards                         Payouts
                           -----------------------------------  ------------------------
                                                                                 All
                              Restricted        Securities                      Other
                                Stock           Underlying          LTIP       Compen-
Name and Principal Positi    Award(s)($)      Options/SARS(#)    Payouts($)    sation($)
-------------------------  ----------------  -----------------  ------------  ----------
Gary Peterson,  .........          -0-            54,000            -0-          -0-
 President(1)
David D. Singer,   ......      156,750(3)            -0-            -0-          -0-
 President(1)

------------
(1) Mr. Peterson was President and Chief Executive Officer of the Company through October 28, 1996. Mr. Singer was acting President and Chief Executive Officer of the Company from October 1996 to February 3, 1997, when he was formally appointed President, Chief Executive Officer and Chairman of the Board of Directors.

(2) Neither of the executive officers named received compensation reportable as "Other Compensation" in 1996 which exceeded 10% of such officer's salary.

(3) Mr. Singer received 475,000 shares of Common Stock, valued at the time of issuance at $.33 per share, in connection with his employment as President and Chief Executive Officer of the Company. These shares vested immediately, and Mr. Singer is entitled to all rights as a stockholder with respect to these shares.

     The following tables set forth certain information regarding options granted to Mr. Peterson in 1996, and options owned by Mr. Peterson at December 31, 1996:

                     Option/SAR Grants in Last Fiscal Year

                           Number of       Percent of Total
                           Securities       Options/SARs       Exercise
                           Underlying        Granted to        or Base
                          Options/SARs      Employees in        Price      Expiration
         Name             Granted (#)        Fiscal Year       ($/Sh)        Date
----------------------   --------------   -----------------   ---------   -----------
Gary Peterson   ......       54,000              26%            $.33        6/30/98

         Aggregated Option/SAR Exercises in 1996 Last Fiscal Year and
                         Option/SAR Values at 12/31/96

                                                   Number of Securities Underlying
                                                             Unexercised                Value of Unexercised
                          Shares                   Options/SARs at Fiscal Year-End  In-The-Money Options/SARs at
                         Acquired                              (#)(1)                  December 31, 1996 ($)
                            on                     ------------------------------  -----------------------------
                         Exercise       Value
         Name              (#)       Realized($)    Exercisable    Unexercisable    Exercisable    Unexercisable
----------------------  ----------  -------------  -------------  ---------------  -------------  --------------
Gary Peterson   ......     -0-           -0-          54,000            -0-            1,080           -0-

     For the purpose of computing the value of "in-the-money" options at December 31, 1996, in the above table, the fair market value of the Common Stock at December 31, 1996, is deemed to be $.35 per share, which was the fair market value of such shares as determined by the Board of Directors. Mr. Singer held no options at December 31, 1996.

Directors' Compensation

     None of the Company's directors received compensation for their services as directors in 1996, and the Company has no formal plan to compensate directors for their services.

                      PRINCIPAL AND SELLING SHAREHOLDERS

     The Company had 10,035,518 shares of Common Stock outstanding at October 15, 1997. The following table sets forth certain information regarding the ownership of the Company's Common Stock as of October 15, 1997, and adjusted, assuming the sale of all Shares, to reflect such ownership by (i) each of the Company's executive officers and directors, (ii) all executive officers and directors as a group; and (iii) each other person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                               Amount and Nature of
                                               Beneficial Ownership                      Adjustments for Offering
                                         --------------------------------   --------------------------------------------------
                                                                                                          Ownership
                                              As of                               Shares              Assuming the Sale
         Name and Address of               October 15,         Percent          Registered              of All Shares
           Beneficial Owner                  1997(1)         of Class(2)         for Sale       No. of Shares(1) Percentage(2)
--------------------------------------   ----------------   -------------   ------------------  ---------------- -------------
(i) Directors and Executive
  Officers
David D. Singer, President, Chief.....        475,000            4.7%                 -0-          475,000              4.7%
Executive Officer and Director
2873 South Ursula Court
Aurora, CO 80014

William E. Chipman, Sr., Chief  ......        480,345(3)         4.8%             480,345              -0-              -0-
Financial Officer and Director
of Mergers and Acquisitions
150 Wright Brothers Drive
Suite 560
Salt Lake City, UT 84116

Brian W. Pettersen, Executive Vice            314,000(4)         3.1%                 -0-          314,000              3.1%
President and Director
2025 East Lincoln Circle
Holladay, UT 84124

Jonathan D. Rahn, Director   .........        360,500(5)         3.6%                 -0-          360,500              3.6%
413 Gatewood Road
Cherry Hill, NJ 08003

Philip A. Bunker, Secretary  .........        317,099(6)         3.2%             317,099              -0-              -0-
and Director
946 East 880 North
Orem, UT 84057

David Andrus, Director of    .........            -0-            -0-                  -0-              -0-              -0-
Development Engineering
212 North 2520 West
Provo, UT 84601

(ii) All Directors and Executive   .        1,946,944(7)        19.4%             797,444        1,149,500             11.5%
   Officers as a Group
  (6 Persons)

(iii) Other 5% Beneficial Owners

Michael Lauer ........................      2,538,000(8)        25.3%           1,967,500(3)       570,500              5.7%
200 Park Avenue
Suite 3900
New York, NY 10166  ..................

                                               Amount and Nature of
                                               Beneficial Ownership                      Adjustments for Offering
                                         --------------------------------   --------------------------------------------------
                                                                                                          Ownership
                                              As of                               Shares              Assuming the Sale
         Name and Address of               October 15,         Percent          Registered              of All Shares
           Beneficial Owner                  1997(1)         of Class(2)         for Sale       No. of Shares(1) Percentage(2)
--------------------------------------   ----------------   -------------   ------------------  ---------------- -------------
Lancer Partners LP ...............      1,095,650(9)           10.9%           1,043,750             51,900            *
200 Park Avenue
Suite 3900
New York, NY 10166
Lancer Offshore, LP   ............        873,750(9)            8.7%             773,500            100,000            *
200 Park Avenue
Suite 3900
New York, NY 10166
Abraham J. Salaman    ............        638,250(10)           6.4%                 -0-            638,250           6.4%
c/o Trinity American Corp.
800 Kings Highway North
Suite 500
Cherry Hill, NJ 08034
Daniel and Roslyn Maxwell   ......        520,000(11)           5.1%                 -0-           520,000            5.1%
5970 Cilma Drive
West Valley City, UT 84128

------------
 *  Less than one percent.
(1) Unless otherwise indicated, this column reflects shares owned beneficially and of record and as to which the named party has sole voting power and sole investment power. This column also includes shares issuable upon the exercise of options or similar rights which are exercisable within 60 days from the date of this Prospectus.

(2) In computing the percentage of shares beneficially owned by any person, shares which the person has the right to acquire upon the exercise of options or other rights held by such person within 60 days from the date of this Prospectus are deemed outstanding. Such shares are not deemed to be outstanding in computing the percentage ownership of any other person.

(3) Includes 17,316 shares issuable upon the exercise of DRCC Conversion
    Options.

(4) Includes 95,000 shares owned jointly with his wife and 204,000 shares issuable upon the exercise of options granted in December 1996 and January 1997 in recognition of past services.

(5) These shares are held directly and of record or in brokerage accounts by JR Consultants, Inc., a company controlled by Mr. Rahn.

(6) Includes 283,052 shares owned jointly with his wife, a total of 16,731 shares owned of record by his wife for his minor children under the Utah Uniform Gift to Minors Act, as to which Mr. Bunker disclaims beneficial ownership, and 17,316 shares issuable upon the exercise of options received in conversion of DRCC options in connection with the Company's acquisition of DRCC ("DRCC Conversion Options").

(7) Includes 34,712 shares issuable upon the exercise of DRCC Conversion Options, and 204,000 shares issuable upon other options granted by the Company.

(8) Of these shares, 400,000 are owned by Mr. Lauer in street name; 873,750 are held directly and of record by Lancer Offshore, Inc.; 1,095,650 are held directly and of record by Lancer Partners, LP; and 168,600 are held directly and of record by Lancer Voyager. Mr. Lauer is believed to control the voting and disposition of these shares by virtue of being the investment manager for these entities. He is also the general partner of Lancer Partners LP.

(9) Michael Lauer is deemed to be an indirect beneficial owner of these shares.

(10) Includes 363,250 shares owned directly and of record by Trinity American Corp. (113,250 shares) and Cherry Hill, Inc. (250,000 shares). Also includes 275,000 shares owned of record by Robsal, Inc. which Mr. Salaman has the right to vote, but as to which he disclaims any other beneficial interest.

(11) Includes 370,000 shares owned directly and of record by Roslyn Maxwell, Daniel Maxwell's wife, and 150,000 shares issuable upon the exercise of options granted to Mr. Maxwell in December 1996 in recognition of past services.

     Selling Shareholders not named above, and the number of shares of Outstanding Shares owned by each such Selling Shareholder prior to the offering, is set forth in the table below. Unless otherwise indicated, all shares owned by the Selling Shareholders listed are being registered for sale and, if sold, would reduce the Selling shareholder's ownership interest in the Company to zero.



                                                                         NO. OF
     NAME                                                           OUTSTANDING SHARES
     ----                                                           ------------------
     Jeffrey G. Ballif ..........................................         222,419(1)
     Robert Kresge  .............................................           5,460
     Robert Short   .............................................          36,982
     Penny Warr & Dorothy Warr  .................................           1,394
     Albert Walla   .............................................           2,231
     Smith Barney, Inc. custodian FBO Robert K. Beardall   ......           5,460
     Russell J. Verducci  .......................................           2,231
     Dennis A. Joaquin & Jeff M. Joaquin    .....................           1,673
     Vito Catalano  .............................................           1,115
     Ronald Z. Plotkin and Kenneth Mendelson   ..................           1,115
     Hans Rech & Rose Marie Rech   ..............................           3,346
     Salvatore J. Galletto   ....................................           4,462
     Patricia A. McDonald .......................................           1,115
     Michael McGlone   ..........................................           1,115
     Xiaoming Xiong .............................................             558
     Yixing Qi   ................................................             558
     William Hungerville  .......................................          10,039
     Timothy Alsdorf   ..........................................           1,115
     Frank Michel   .............................................           4,462
     Michael Plaza & Carol Plaza   ..............................           2,231
     Barbara A. Schwartz & John H. Rech JTWROS    ...............           1,115
     Thomas D. Rech & Valerie Rech    ...........................           1,115
     Jerald W. Davidson & Marian Davidson   .....................           2,231
     Louis H. Merzario    .......................................           1,115
     Jose D. Clemente, Jr.   ....................................           1,115
     Andreas F. Pozzi  ..........................................           1,004
     Maurice Shmueli   ..........................................             112
     Ronald L. Piasecki   .......................................          40,000
     Jeff Walker ................................................             558
     Richard T. Mallen    .......................................          11,154
     Tony Mei    ................................................             558
     Nelson Wai  ................................................             558
     Winn B. Pierce & Janet Pierce ..............................             167
     Lon R. Hunsaker Trust   ....................................             167
     Mike Woodard & Debbie Woodard    ...........................             558
     Russell Woodard & Jana Lee Woodard  ........................             335
     Halina Mjerezjewska  .......................................           2,231
     Howard A. Berger & Dorothy G. Berger, JTWROS    ............           1,115
     XLCR, Inc.  ................................................           2,625
     Gail Isaksen   .............................................           1,115

                                                                         NO. OF
     NAME                                                           OUTSTANDING SHARES
     ----                                                           ------------------
     Vito Catalano, C/F Matthew Healy  .................................      557
     Vito Catalano, C/F Joseph Healy   .................................      558
     Ronald T. Steinberg, Robert Steinberg, Arthur Steinberg
      & Mitchell Steinberg, JTWROS  ....................................    1,115
     Bill B. Cowser  ...................................................    1,701
     Craig Wise C/F Kyle Chipman .......................................    1,115
     Craig A. Wise   ...................................................    5,577
     Loomis J. Grossman, Jr.  ..........................................    6,065
     Joyce A. Demorest  ................................................    2,231
     Henry P. Juco   ...................................................    1,115
     Bruce Ender  ......................................................      558
     Rodney M. Juco  ...................................................    1,115
     Pensco Pension Service for Aileen Belarmino   .....................      558
     Vincent P. Sharrock   .............................................      558
     John F. Folan   ...................................................    2,231
     Paul J. Fiorello   ................................................    1,115
     Pensco Pension Service for Johannes C. Kaashoek  ..................    1,115
     Richard A. Grossman   .............................................    6,065
     Harald Justnes, Jr.   .............................................    2,231
     Russel J. Redgate  ................................................    2,500
     Robert L. Weeks    ................................................  217,516
     Charter Small Business Network ....................................   26,771
     Stephen R. Field   ................................................    1,115
     William G. Schwartz   .............................................    6,065
     Robert Beyersdorier, Jean Beyersdorier  ...........................      223
     Daniel B. French   ................................................   18,195
     Douserv Group Holdings Co.  .......................................   12,129
     Stephen C. Sadtler    .............................................   35,695
     John C. Decas   ...................................................    4,462
     Decas Companies Pension Plan   ....................................    3,346
     Martin H. Garvey   ................................................   30,000
     Craig Wise C/F Ryan Chipman    ....................................    1,115
     Kent Huff    ......................................................    5,577
     Dianne Gill  ......................................................    1,115
     Gibbs V. Bray   ...................................................    4,183
     Paine Webber CF Domina H. Suprenant  ..............................    1,115
     Vera Rose Burd  ...................................................    2,231
     Robert Abreu    ...................................................    1,115
     James Hurley    ...................................................    1,115
     Dennis Saluti   ...................................................    2,231
     Thomas R. Reilly   ................................................    2,231
     Herbert T. Etzold  ................................................    1,115
     Edward Turi & Lisa Turi  ..........................................    6,693
     J. P. Ranch  ......................................................   71,526
     Capital Holdings Partnership   ....................................   86,132
     Prudential Securities Agreement CF SRF  ...........................      120
     Robert L. Field & Stephen R. Field, Ttees  ........................   22,586
     SRF TTEE of the Profit Sharing Plan of the Law Office of SRF    ...    1,360
     Michael S. Davis   ................................................    5,577
     W. H. Highleyman TTEE Sombers Assoc., Inc. Profit Sharing Plan  ...    1,115
     Alix Michel  ......................................................    2,231
     Jay Rosenberg   ...................................................    5,577


                                                                         NO. OF
     NAME                                                           OUTSTANDING SHARES
     ----                                                           ------------------
     James A. Burke    ..........................................           1,115
     Nava Sarver    .............................................           4,462
     Donald Lyman & Gloria Lyman   ..............................           3,718
     Karen McGuire  .............................................             112
     Robert J. Witt    ..........................................           2,231
     Chris Watkins  .............................................           3,000
     Kim D. Isaacson   ..........................................           3,135
     David Politis  .............................................          10,513
     Stephen Cowser    ..........................................             139
     Jack Berg   ................................................             279
     George Denny   .............................................          40,000
     Houise Trader Investments  .................................           6,163
     Kevin & Tracey Tolbert  ....................................           3,083
     Stan & Beth Tolbert  .......................................           3,083
                                                                        ----------
          TOTAL    ..............................................        1,078,719

------------
(1) Does not include Option shares, as set forth in the table below.

     Holders of DRCC Conversion Options, and the number of Option Shares which has the right to purchase upon the exercise of such options, are as follows:

                                                                         NO. OF
     NAME                                                           OUTSTANDING SHARES
     ----                                                           ------------------
      Jeffrey G. Ballif   ...........................................      13,943
      Stuart Biddlph   ..............................................      39,041
      Lance King    .................................................      37,926
      David Politis    ..............................................       8,366
      Arthur Larsen    ..............................................         334
      Bob Kresge    .................................................       1,116
      Charlotte Hankins   ...........................................         781
      Christina Piep   ..............................................         112
      Floyd Bailey  .................................................         112
      Glade Johnson    ..............................................      10,597
      Judy Harris   .................................................         558
      Judy Sperry   .................................................      10,039
      Lesie Carter  .................................................         112
      Megan Green   .................................................         112
      Nancy Croft   .................................................         224
      Rich Sawyer   .................................................       3,012
      Rob Carrier   .................................................         223
      Shayne Miller    ..............................................         893
      Solomone Liukaina   ...........................................         502
      Stephen Cowser   ..............................................      27,887
      Thu Lam    ....................................................         112
      Tondra Duran  .................................................         335
                                                                         --------
      TOTAL   .......................................................     156,337
                                                                         --------

                             PLAN OF DISTRIBUTION

     Outstanding Shares will be sold for the account of Selling Shareholders, and none of the proceeds from the sale of Outstanding Shares will be received by the Company. Option Shares will be sold by the Company upon the exercise of DRCC Conversion Options. If all DRCC Conversion Options were exercised, the Company would receive $381,532 in payment for Option Shares.

     Outstanding Shares may be offered and sold, and Option Shares acquired by holders of DRCC Conversion Options may be resold, from time to time as market conditions permit in transactions that may take place in the over-the-counter market, including block trades, ordinary brokers' transactions, privately negotiated transactions or through sales to one or more broker/dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by these holders in connection with such sales. The Company will bear all expenses (other than underwriting discounts and selling commissions, state and local transfer taxes, and fees and expenses of counsel or other advisors to the Selling Stockholders) in connection with the registration of the Shares.

     With limited exceptions in the case of resales of Option Shares, the registration statement of which this Prospectus forms a part must be current at any time during which a Selling Stockholder sells any Shares. Any material changes which the Company, in its sole discretion, determines should be disclosed prior to the sale of Shares will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The names of any participating brokers or dealers, any applicable commissions or discounts and the net proceeds to the Selling Stockholders from such sale will be set forth in the applicable Prospectus Supplement as required.

     In connection with sales of Shares pursuant to the Registration Statement of which this Prospectus is a part, a Selling Shareholder offering such Shares and brokers and dealers who participate in the offer and sale of the Shares may be deemed "underwriters" as such term is defined in the Securities Act. In addition, persons using this Prospectus in the offer and sale of the Shares will be deemed to be engaged in a "distribution" of the Shares as such term is defined in Regulation M under the Exchange Act, and will be required to comply with Regulation M with respect to contemporaneous market activity and other provisions of such Regulation.

                              MARKET INFORMATION

     "Bid" and "asked" prices for the Company's Common Stock have been quoted on the Nasdaq OTC Electronic Bulletin Board since October 4, 1996, prior to which there was no public market for the Common Stock. Since October 4, 1996, actual trading of the Common Stock has been limited and, based upon sales figures furnished to the NASD by broker dealers who have quoted prices for the Company's Common Stock, the total trading volume between October 4, 1996, and October 15, 1997, was 843,100 shares. The table below sets forth for the periods indicated the high and low bid quotations as furnished by the NASD. These quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission and may not necessarily represent transactions. The bid and asked prices for the Common Stock on October 17, 1997, were $11.25 and $12.00, respectively.

                                        High        Low
                                      --------   ---------
         1996
         ----
         Fourth quarter   .........   $ 2.00     $ 2.00
         (beginning 10/4/96)

         1997
         ----
         First quarter    .........   $11.00     $ 2.00
         Second quarter   .........   $11.00     $ 9.00
         Third quarter    .........   $12.25     $ 8.125
         Fourth quarter   .........   $12.00     $11.00
         (through October 17, 1997)

     At October 15, 1997, the Company had 194 holders of record of its Common Stock.

Outstanding Options

     The Company has outstanding options to purchase a total of 598,969 shares of Common Stock at prices ranging from $0.18 to $ 2.00 per share, and expiring between June 30, 1998, and December 20, 2001. See "Description of Securities -- Other Outstanding Options".

Shares Saleable Under Rule 144

     At October 15, 1997, the Company had outstanding 7,489,758 shares that were "restricted securities" as defined in Rule 144, promulgated by the Securities and Exchange Commission. Of these shares, 1,022,140 shares currently are saleable, and the balance will become saleable prior to August 8, 1998, under Rule 144, upon the seller's compliance with the manner of sale and other conditions and limitations of that Rule. Rule 144 also requires that specified information concerning the Company must be available at the time any such sale is made. Following this offering, the Company will be subject to reporting requirements of the Securities Exchange Act of 1934, compliance with which also will satisfy Rule 144 "public information" requirements. Shares registered for sale by Selling stockholders are restricted securities which are not currently saleable under Rule 144, but which would become saleable under that Rule by the holders of such securities in 1998.

                     ORGANIZATIONAL AND OTHER TRANSACTIONS


Organization, Initial Capitalization and Purchase of Assets of Micro Security, Inc.

     The Company was formed in November 1995 to acquire certain assets that had been used in the business of Micro Security, Inc. ("Micro"). Contemporaneously with its organization, the Company entered into an agreement to acquire the Micro assets from Chocolate Leasing LLC ("Chocolate"), a limited liability company that had previously acquired those assets. The individuals principally responsible for organizing the Company were Abraham Salaman and Lynn Dixon, and the organizers of Chocolate were Gary Christensen, Gary Peterson, Dan Maxwell and Brian Pettersen. Messrs. Christensen, Peterson, Maxwell, Pettersen, Salaman and Dixon all may be considered "founders" or "promoters" of the Company.

     In connection with the purchase and sale of Micro assets, Mr. Christensen received $269,000 in redemption of his interest, and Messrs. Maxwell, Peterson and Pettersen received shares of the Company's Common Stock (450,000, 105,000 and 105,000 shares, respectively) in consideration for their interests, through Chocolate, in the Micro assets, which assets had been acquired by them at a net cash cost of $122,000 during 1995.

     Also in connection with the Company's organization and initial capitalization, and the purchase of Micro assets, the Company issued 132,140 shares of Common Stock to Robsal, Inc. and Elvena, Inc., corporations controlled by or otherwise associated with Messrs. Salaman and Dixon, for cash (107,140 shares) and for services (25,000 shares) at a price of $.047 per share. The Company also issued 320,000 shares of Common Stock to Jonathan D. Rahn, who also may be considered a founder or promoter of the Company, for services at a price of $.047 per share, and borrowed $275,000 from Robsal, Inc., Elvena, Inc., three other corporations controlled by Messrs. Salaman and Dixon and/or their adult children (Cherry Hill, Inc., BRRD, Inc. and Stamatt, Inc.), Mr. Salaman's nephew and three other investors. These short term borrowings and accrued interest thereon were converted into 1,892,860 shares of Common Stock (an effective price of approximately $.15 per share) in March 1996.

     Mr. Dixon served as the initial President and sole director of the Company until Mr. Peterson became a director, President and Chief Executive Officer, and Mr. Rahn became Secretary/Treasurer and a director, of the Company on November 16, 1995. Mr. Peterson remained President and a director of the Company until October 28, 1996. Mr. Maxwell presently is employed by the Company in a supervisory engineering and manufacturing position. Mr. Pettersen serves as Executive Vice President of the Company and is a Director. Mr. Rahn serves as Secretary of the Company and is a Director. None of the Company's other founders/ promoters is or has been employed by the Company.


Employment of David Singer

     In October 1996, the Company entered into an agreement with David Singer in connection with which Mr. Singer assumed the duties of Chief Executive Officer of the Company, and the Company agreed to acquire a corporation which had been organized by Mr. Singer and a business associate of his to engage in the contract manufacturing and assembly in exchange for 500,000 shares of Common Stock. Since the corporation formed by Mr. Singer did not have assets or operations at the time of the agreement, the shares acquired by Mr. Singer in this transaction (475,000 shares) were treated, for accounting purposes, as being issued for services, and were valued at approximately $.33 per share.


Principal Capital Transactions

     In October 1996 through January 1997, the Company sold 2,357,857 shares of Common Stock to a total of 33 investors for cash (1,800,000 shares at $.33 per share, and 557,857 shares at $.35 per share), 11,000 shares in payment of accrued interest on a note at a price of $.45, and 5,629 shares in conversion of a note at $.35 per share. Purchasers included Lynn Dixon and Elvena, Inc. (245,629 shares); Trinity American Corp., a corporation owned and controlled by Mr. Salaman (113,250 shares), J.R. Consultants, Inc., a corporation owned and controlled by Mr. Rahn (75,500 shares), a number of other entities and individuals related to Messrs. Salaman and Dixon and other investors.

     During 1997, the Company issued a total of 2,000,000 shares of Common Stock raising a total of $4,000,000 (average cost of $2.00 per share) in direct private placements of Common Stock or units of securities consisting of Common Stock and Warrants, all of which were subsequently exercised. Michael Lauer, certain of his associates, and a number of institutional investors for which Mr. Lauer is the investment manager and/or general partner, were the purchasers of these securities. Mr. Lauer also purchased 400,000 shares of Common Stock in the financing transactions described in the preceding paragraph.


                         DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, $.001 par value, of which 10,035,518 shares were outstanding as of October 15, 1997, and 1,000,000 shares of Preferred Stock, $.001 par value, of which no shares are outstanding.

Common Stock

     Holders of Common Stock are entitled to one vote for each share of Common Stock owned of record on all matters to be voted on by stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights and, accordingly, the holders of more than 50% of the outstanding shares can elect the entire Board of Directors. The holders of Common Stock are entitled, upon liquidation or dissolution of the Company, to receive pro rata all assets remaining available for distribution to stockholders. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of Common Stock are validly issued, fully paid, and nonassessable.

Preferred Stock

     The Company's Board of Directors has the authority by resolution to issue up to 1,000,000 shares of preferred stock in one or more series and fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders. For example, the Board of Directors is authorized to issue a series of preferred stock that would have the right to vote, separately or with any other series of preferred stock, on any proposed amendment to the Company's Articles of Incorporation or on any other proposed corporate action, including business combinations and other transactions.

1997 Stock Option Plan

     On October 1, 1997, the Company's Board of Directors approved the 1997 Stock Option Plan (the "Plan"), subject to shareholder approval of the Plan, and reserved 1,500,000 shares of Common Stock for issuance upon options granted under the Plan. As of the date of this Prospectus, no options had been granted under the 1997 Plan.

     The purposes of the Plan are to provide incentives and rewards to those employees who are in a position to contribute to the long-term growth and profitability of the Company; to assist the Company to attract, retain and motivate personnel with experience and ability; and to make the Company's compensation program more competitive with those of other employers. The Company anticipates it will benefit from the added interest which such personnel will have in the success of the Company as a result of their proprietary interest.

     The Plan presently is administered by the Board of Directors, but the Board may establish a Stock Option Committee (the "Committee"), which consists of at least three directors, to administer the Plan. References to the "Committee" herein include the Board of Directors so long as it continues to administer the Plan directly.

     The Committee is authorized to select from among eligible employees, directors, advisors and consultants those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of, the options. The Committee also is authorized to prescribe, amend and rescind terms relating to options granted under the Plan and the interpretation of options. Generally, the interpretation and construction of any provision of the Plan or any options granted thereunder is within the discretion of the Committee.

     The Plan provides that options may or may not be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code ("ISOs"). Only employees of the Company are eligible to receive ISOs, while employees and non-employee directors, advisors and consultants are eligible to receive options which are not ISOs, i.e. "Non-Qualified Options."

     The acquisition of shares upon exercise of an ISO will not result in recognition of income at the time. However, the excess of the fair market value of the shares acquired over the exercise price will constitute an item of tax preference, to be included in the optionee's computation of his "alternative minimum tax" for federal income tax purposes. If the optionee does not dispose of the shares issued to him upon the exercise of an ISO within one years of such issuance or within two years from the date of the grant of the ISO, whichever is later, any gain or loss realized by the optionee on a later sale or exchange of such shares generally will be a long-term capital gain or long-term capital loss. If the optionee sells the shares during such period, the optionee will recognize ordinary income for the year in which disposition occurs equal to the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise of such ISO or the amount realized from such sale exceeded the amount paid for such shares.

     In the case of Non-Qualified Options, the optionee generally will recognize ordinary income upon exercise of the Non-Qualified Option in an amount equal to the difference between the option price, assuming that the option price equaled the fair market value of the Company's Common Stock at the time of grant, and the fair market value of the shares on the date of exercise. When the shares are sold, the grantee will generally recognize capital gain or loss equal to the difference between (i) the selling price of the shares, and (ii) the sum of the option price and the amount included in his income when the option is exercised.

     The terms of options granted under the Plan are determined by the Committee at the time the option is granted. Each option is evidenced by a written option document, which, together with the provisions of the Plan itself determines such terms as: when options under the Plan become exercisable; the exercise price of options granted under the Plan, which may not be less than 100% of the fair market value of the Common Stock on the date of the grant in the case of ISOs (110% in the case of optionees who own 10% or more of the Company's Common Stock on the date of grant); the term of the option; vesting provisions; and special termination provisions.

     An option is not transferrable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his lifetime or, in the event of his death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the optionee's death.


Other Options

     The Company has outstanding options to purchase 190,969 shares of Common Stock at prices ranging from $0.18 per share to $2.00 per share (average exercise price of $2.00 per share) issued in connection with the DRCC acquisition in order to convert DRCC options granted prior to the Company's acquisition of DRCC. The DRCC "conversion options" are subject to the terms and conditions of DRCC's Omnibus Stock Option Plan (the "DRCC Plan") pursuant to which the options originally were granted. The terms of the DRCC Plan are substantially the same as the Company's 1997 Stock Option Plan.

     The Company also has outstanding options to purchase 258,000 shares at a price of $.33 per share, and 150,000 shares at a price of $.35 per share, which were granted to the former President and CEO (Gary Peterson) and other members of management of the Company (Brian Pettersen and Dan Maxwell) in late 1996 and early 1997 in recognition of their prior service.

     The options described above are fully vested, or will vest prior to December 20, 1997, and expire between February 1, 1999 and December 20, 2001 in the case of the DRCC conversion options, and on June 30, 1998, in the case of the 408,000 options granted in December 1996 and January 1997.

"Anti-Takeover" Provisions

     Although the Board of Directors is not presently aware of any takeover attempt or interest involving the Company, the Articles of Incorporation and Bylaws of the Company and the Nevada General Corporation Law (the "NGCL") contain certain provisions which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control of the Company by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions.

     Authorized but Unissued Shares: The authorized capital stock of the Company is 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. These shares of capital stock were authorized for the purpose of providing the Board of Directors of the Company with as much flexibility as possible to issue additional shares for proper corporate purposes, including equity financing, acquisitions, stock dividends, stock splits, employee stock option plans, and other similar purposes which could include public offerings or private placements. Other than with respect to shares of Common Stock reserved for issuance upon the exercise of options, as described above, the Company has no agreements, commitments or immediate plans for the sale or issuance of the additional shares of Common Stock or Preferred Stock at this time. However, shares of Preferred Stock could be issued quickly with terms calculated to delay or prevent a change in control of the Company without any further action by the stockholders. Stockholders of the Company do not have preemptive rights with respect to the purchase of these shares. Therefore, such issuance could result in a dilution of voting rights and book value per share of the Common Stock of the Company. No shares of Preferred Stock have been issued, and the Company has no present plan to issue any such shares.

     No Cumulative Voting: Neither the Company's Articles of Incorporation nor its Bylaws contain provisions for cumulative voting. Cumulative voting entitles each stockholder to as many votes as equal the number of shares owned by him multiplied by the number of directors to be elected. A stockholder may cast all these votes for one candidate or distribute them among any two or more candidates. Thus, cumulative voting for the election of directors allows a stockholder or group of stockholders who hold less than 50% of the outstanding shares voting to elect one or more members of a board of directors. Without cumulative voting for the election of directors, the vote of holders of a plurality of the shares voting is required to elect any member of a board of directors and present stockholders would be able to elect all of the members of the board of directors. The Company's founders did not provide for cumulative voting in the Articles of Incorporation of the Company because of a belief that each director should represent and act in the interest of all stockholders and not any special group of stockholders.

     Control Share Acquisitions: Sections 78.378 et seq. of the NGCL provide for notice to shareholders of a "control share acquisition", which is defined as the acquisition of 20% of the voting power of a Nevada corporation, or of voting power exceeding one-third of such total voting power by a person who owns 20% or more of such voting power prior to the acquisition, or a majority or more of such voting power by a person who already owns one-third or more of the voting power. Shareholders have the right to demand "fair value" for their shares if a control share acquisition occurs. The "control share" provisions limit the voting power of the acquiror in a control share acquisition, and permit a corporation to recover profits resulting from the sale of control shares in certain situations. The control share acquisition provisions of the NGCL apply only to Nevada corporations with a minimum of 100 shareholders of record who reside in Nevada and, for that reason, do not now apply to the Company.

     General Effect of Anti-Takeover Provisions: The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some stockholders might view to be in their best interests at that time. In addition, these provisions may have the effect of assisting the Company's current management in retaining its position and place it in a better position to resist changes which some stockholders may want to make if dissatisfied with the conduct of the Company's business.


Provisions Relating to Officers and Directors

     The Company's Articles of Incorporation contain a provision permitted by Nevada law which eliminates the personal liability of the Company's directors for monetary damages for breach or alleged breach of their fiduciary duty of care which arises under state law. Although this does not change the directors' duty of care, it limits legal remedies which are available for breach of that duty to equitable remedies, such as an injunction or rescission. This provision of the Company's Articles of Incorporation has no effect on directors' liability for: (1) breach of the directors' duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or known violations of law; and
(3) approval of any transactions from which the directors derive an improper personal benefit.

     The Company's Articles of Incorporation also contain a provision providing for the indemnification of directors and officers to the fullest extent permitted under the NGCL.


Dividend Policy

     The Company has never paid and does not presently anticipate paying dividends on its Common Stock.


Transfer Agent

     Interwest Transfer Co., Inc., Suite 100, 1901 E. 4000 South, Salt Lake City, UT 84117, is the transfer agent and registrar for the Company's Common Stock.

             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACT LIABILITIES


     Section 78.751 of the NGCL, as amended, authorizes the Company to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director of officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Company could not indemnify such person. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.


                                 LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Connolly Epstein Chicco Foxman Engelmyer & Ewing.


                                    EXPERTS

     The consolidated financial statements of World Wireless Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, included in this Prospectus have been so included in reliance on the report of Hansen, Barnett & Maxwell, independent accountants, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of Digital Radio Communications Corporation and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, included in this Prospectus have been so included in reliance upon the report of Hansen, Barnett & Maxwell, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                             AVAILABLE INFORMATION

     The Company has filed a registration statement on Form SB-2 (including all amendments and supplements thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the Shares offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the Exhibits filed therewith, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of such documents are not necessarily complete and, in each instance, reference is made to the Registration Statement or to the copy of such document filed as an Exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement and Exhibits thereto can be obtained upon payment of a fee prescribed by the Commission or may be inspected free of charge at the public reference facilities and regional offices referred to below. Additional information with respect to this offering may be provided in the future by means of supplements or "stickers" to the Prospectus.


     Prior to the date of this Prospectus, the Company has not been subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Following the date of this Prospectus, the Company will be subject to Exchange Act reporting requirements and, in accordance therewith, will file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission by the Company may be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7

World Trade Center, Suite 1300, New York, New York 10048. Such reports, proxy statements and other information may also be obtained from the web site that the Commission maintains at http://www.sec.gov. Copies of these materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal offices in Washington, D.C., set forth above.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                      Page
                                                                                                     -----
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF WORLD WIRELESS
 COMMUNICATIONS, INC. AND DIGITAL RADIO COMMUNICATIONS CORPORATION
 Pro Forma Condensed Consolidated Statements of Operations for the Six Months Ended June
  30, 1997  .......................................................................................    F-2
 Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December
  31, 1996 ........................................................................................    F-2

WORLD WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES
 Report of Independent Certified Public Accountants   .............................................    F-3
 Consolidated Financial Statements
   Consolidated Balance Sheets as of June 30, 1997 (Unaudited), and December 31, 1996 and 1995 ....    F-4
   Consolidated Statements of Operations for the Six Months Ended June 30, 1997 and 1996
     (Unaudited), for the Year Ended December 31, 1996, for the Period from April 10, 1995
     (Date of Inception) through December 31, 1995, for the Cumulative Period From April
     10, 1995 through June 30, 1997 (Unaudited), and for the Cumulative Period from April 10, 1995
     through December 31, 1996 ....................................................................    F-6
   Consolidated Statements of Stockholders' Equity for the Period from April 10, 1995
     (Date of Inception) through December 31, 1995, for the Year Ended December 31, 1996, and for
     the Six Months Ended June 30, 1997 (Unaudited)   .............................................    F-7
   Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1997 and 1996
     (Unaudited), for the Year Ended December 31, 1996, for the Period from April 10, 1995
     (Date of Inception) through December 31, 1995, for the Cumulative Period From April
     10, 1995 through June 30, 1997 (Unaudited), and for the Cumulative Period from April 10, 1995
     through December 31, 1996 ....................................................................    F-9
 Notes to Consolidated Financial Statements  ......................................................   F-10

DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES
 Report of Independent Certified Public Accountants   .............................................   F-19
 Consolidated Financial Statements
   Consolidated Balance Sheets as of December 31, 1996 and 1995   .................................   F-20
   Consolidated Statements of Operations for the Years Ended December 31, 1996 and 1995............   F-21
   Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended December
     31, 1995 and 1996   ..........................................................................   F-22
   Consolidated Statements of Cash Flows for the Years Ended December 31, 1996 and 1995............   F-23
   Notes to Consolidated Financial Statements   ...................................................   F-24

                      WORLD WIRELESS COMMUNICATIONS, INC.
                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS

     The unaudited pro forma consolidated financial statements present the acquisition of DRCC by the Company using the purchase method of accounting as if the acquisition had been consummated at January 1, 1996. Such information is derived from, and should be read in conjunction with, the separate historical consolidated financial statements of the Company and DRCC and notes thereto and other financial information appearing elsewhere herein. The unaudited pro forma consolidated statements of operations have been included for comparative purposes only and do not purport to be indicative of the results of operations which actually would have been obtained if the acquisition had been consummated at January 1, 1996 or the results of operations which may be obtained in the future. In addition, future results may vary significantly from the results reflected in these pro forma statements of operations due to normal market and industry activities.

                                               FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                      World              Digital          Pro Forma        Pro Forma
                                                     Wireless             Radio          Adjustments        Results
                                                 ----------------   -----------------   -------------   ----------------
Sales  .......................................    $  1,875,494       $    134,585                        $  2,010,079
Cost of sales   ..............................       1,070,097             88,205                           1,158,302
                                                  ------------       -------------                       ------------
Gross profit    ..............................         805,397             46,380                             851,777
                                                  ------------       -------------                       ------------
Research and development expense  ............         588,938             93,267                             682,205
General and administrative expense   .........       1,476,596             91,973                           1,568,569
Amortization of Goodwill    ..................         279,963                 --(A)     $   88,780           368,743
Interest expense   ...........................          22,597                 --                              22,597
                                                  ------------       -------------       ----------      ------------
Total expenses  ..............................       2,368,094            185,240            88,780         2,642,114
                                                  ------------       -------------       ----------      ------------
Net loss  ....................................    $ (1,562,697)      $   (138,860)       $  (88,780)     $ (1,790,337)
                                                  ============       =============       ==========      ============
Net loss per common share   ..................    $      (0.19)                                          $      (0.21)
                                                  ============                                           ============
Weighted average number of common
 shares used in per share calculation   ......       8,421,370                                              8,330,116
                                                  ============                                           ============

                                               FOR THE YEAR ENDED DECEMBER 31, 1996

Sales  .......................................    $    618,505       $  1,386,478                        $  2,004,983
Cost of sales   ..............................         662,184          1,006,366                           1,668,550
                                                  ------------       -------------                       ------------
Gross profit    ..............................         (43,679)           380,112                             336,433
                                                  ------------       -------------                       ------------
Research and development expense  ............          92,932            440,125                             533,057
General and administrative expense   .........         732,636          1,089,821                           1,822,457
Amortization of Goodwill    ..................              --                 --(A)     $  753,598           753,598
Interest expense   ...........................          30,677             36,397                              67,074
                                                  ------------       -------------       ----------      ------------
Total expenses  ..............................         856,245          1,566,343           753,598         3,176,186
                                                  ------------       -------------       ----------      ------------
Loss from operations  ........................        (899,924)        (1,186,231)         (753,598)       (2,839,753)
Benefit from income tax  .....................              --            (13,718)               --           (13,718)
                                                  ------------       -------------       ----------      ------------
Net loss  ....................................    $   (899,924)      $ (1,172,513)       $ (753,598)     $ (2,826,035)
                                                  ============       =============       ==========      ============
Net loss per common share   ..................    $      (0.25)                                          $      (0.52)
                                                  ============                                           ============
Weighted average number of common
 shares used in per share calculation   ......       3,601,750                                              5,399,850
                                                  ============                                           ============

------------
(A) To record the pro forma goodwill amortization adjustment to reflect the Company's amortization expense as if the acquisition had occurred on January 1, 1996. Goodwill is amortized over five years by the straight-line method.

 HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS


                                                        (801) 532-2200
    Member of AICPA Division of Firms                 Fax (801) 532-7944
           Member of SECPS                       345 East Broadway, Suite 200
Member of Summit International Associates       Salt Lake City, Utah 84111-2693


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
World Wireless Communications, Inc.

We have audited the accompanying consolidated balance sheets of World Wireless Communications, Inc. and subsidiaries (a development stage enterprise) as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1996, for the period from April 10, 1995 (date of inception) through December 31, 1995, and for the cumulative period from April 10, 1995 through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of World Wireless Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the year ended December 31, 1996, for the period from April 10, 1995 (date of inception) through December 31, 1995, and for the cumulative period from April 10, 1995 through December 31, 1996, in conformity with generally accepted accounting principles.



                                        HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
March 7, 1997

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE ENTERPRISE)
                          CONSOLIDATED BALANCE SHEETS


                                    ASSETS

                                                                           December 31,
                                                     June 30,      ----------------------------
                                                       1997            1996            1995
                                                   -------------   -------------   ------------
                                                    (Unaudited)
Current Assets
   Cash  .......................................    $   707,120     $   37,278      $  29,682
   Trade accounts receivables ..................        704,247        130,509         30,621
   Other receivables (net of allowance)   ......        120,389             --             --
   Inventory   .................................        422,206        159,881         60,656
   Other assets   ..............................             --            883             --
                                                    -----------     ----------      ---------
    Total Current Assets  .....................       1,953,962        328,551        120,959
                                                    -----------     ----------      ---------
Equipment   ....................................      1,279,625        448,237        339,693
   Less accumulated depreciation    ............       (212,556)      (121,215)       (38,853)
                                                    -----------     ----------      ---------
    Net Equipment ..............................      1,067,069        327,022        300,840
                                                    -----------     ----------      ---------
Other Assets
   Goodwill -- net   ...........................      3,488,028             --             --
   Non-compete agreement -- net  ...............         72,112             --             --
   Security deposit and other    ...............         20,194          7,469          4,141
   Organization costs, net .....................          3,328             --             --
   Investment in joint venture   ...............         13,520             --             --
   Investment in securities   ..................         36,500             --             --
                                                    -----------     ----------      ---------
    Total Other Assets  ........................      3,633,682          7,469          4,141
                                                    -----------     ----------      ---------
Total Assets   .................................    $ 6,654,713     $  663,042      $ 425,940
                                                    ===========     ==========      =========

                                                                                   (continued)








   The accompanying notes are an integral part of these financial statements.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE ENTERPRISE)
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)


                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                      December 31,
                                                                June 30,       ---------------------------
                                                                  1997             1996           1995
                                                             ---------------   ------------   ------------
                                                               (Unaudited)
Current Liabilities
 Trade accounts payable  .................................    $    355,899     $  61,997       $  31,256
 Accrued liabilities  ....................................         146,925        55,788             827
 Notes payable and capital lease obligation -- current
   portion   .............................................         137,952        85,566         284,000
 Non-compete obligation  .................................         102,604            --              --
 Accrued settlement obligation ...........................         160,000            --              --
                                                              ------------     ----------      ---------
  Total Current Liabilities ..............................         903,380       203,351         316,083
Long-Term Liabilities
 Notes payable and capital lease obligation   ............          54,084        44,808          44,500
 Deferred income taxes   .................................         546,465            --              --
                                                              ------------     ----------      ---------
  Total Liabilities   ....................................       1,503,929       248,159         360,583
                                                              ------------     ----------      ---------
Stockholders' Equity
 Preferred stock -- $0.001 par value; 1,000,000 shares
   authorized; no shares issued or outstanding   .........              --            --              --
 Common stock -- $0.001 par value; 50,000,000 shares
   authorized; 9,524,587, 5,663,000 and 1,132,140
   shares issued and outstanding, respectively   .........           9,525         5,663           1,132
 Additional paid-in capital    ...........................       7,692,548     1,397,812         152,893
 Deficit accumulated during the development stage   ......      (2,551,289)     (988,592)        (88,668)
                                                              ------------     ----------      ---------
  Total Stockholders' Equity   ...........................       5,150,784       414,883          65,357
                                                              ------------     ----------      ---------
Total Liabilities and Stockholders' Equity ...............    $  6,654,713     $ 663,042       $ 425,940
                                                              ============     ==========      =========

   The accompanying notes are an integral part of these financial statements.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE ENTERPRISE)
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 For the Six Months            For the
                                                   Ended June 30,             Year Ended
                                           -------------------------------   December 31,
                                                 1997            1996            1996
                                           ----------------  -------------  --------------
                                             (Unaudited)      (Unaudited)
Sales   .................................   $  1,875,494      $  339,283     $   618,505
Cost of Sales    ........................      1,070,097         319,104         662,184
                                            ------------      ----------     -----------
Gross Profit  ...........................        805,397          20,179         (43,679)
                                            ------------      ----------     -----------
Expenses
 Research and development expense  ......        588,938              --          92,932
 General and administrative expense   ...      1,476,596         294,992         732,636
 Amortization of goodwill    ............        279,963              --              --
 Interest expense   .....................         22,597          13,236          30,677
                                            ------------      ----------     -----------
  Total Expenses    .....................      2,368,094         308,228         856,245
                                            ------------      ----------     -----------
Net Loss   ..............................   $ (1,562,697)     $ (288,049)    $  (899,924)
                                            ============      ==========     ===========
Net Loss Per Common Share    ............   $      (0.19)     $    (0.09)    $     (0.25)
                                            ============      ==========     ===========
Weighted Average Number of Common Shares
 Used in Per Share Calculation  .........      8,421,370       3,049,484       3,601,750
                                            ============      ==========     ===========

                                            For the Period               For the
                                            From April 10,         Cumulative Periods
                                            1995 (Date of          From April 10, 1995
                                              Inception)        (Date of Inception) Through
                                               Through       -------------------------------
                                             December 31,        June 30,       December 31,
                                                 1995              1997            1996
                                           ----------------  ----------------  -------------
                                                               (Unaudited)
Sales   .................................    $  426,825       $  2,920,824     $1,045,330
Cost of Sales    ........................       237,356          1,969,637        899,540
                                             ----------       ------------     -----------
Gross Profit  ...........................       189,469            951,187        145,790
                                             ----------       ------------     -----------
Expenses
 Research and development expense  ......            --            681,870         92,932
 General and administrative expense   ...       278,137          2,487,369      1,010,773
 Amortization of goodwill    ............            --            279,963             --
 Interest expense   .....................            --             53,274         30,677
                                             ----------       ------------     -----------
  Total Expenses    .....................       278,137          3,502,476      1,134,382
                                             ----------       ------------     -----------
Net Loss   ..............................    $  (88,668)      $ (2,551,289)    $ (988,592)
                                             ==========       ============     ===========
Net Loss Per Common Share    ............    $    (0.10)      $      (0.30)    $    (0.31)
                                             ==========       ============     ===========
Weighted Average Number of Common Shares
 Used in Per Share Calculation  .........       854,640          8,421,370      3,209,306
                                             ==========       ============     ===========

   The accompanying notes are an integral part of these financial statements.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE ENTERPRISE)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                            Deficit
                                                                                          Accumulated
                                                     Common Stock          Additional     During the         Total
                                               ------------------------     Paid-in       Development     Stockholders'
                                                  Shares       Amount       Capital          Stage           Equity
                                               ------------   ---------   ------------   -------------   --------------
BALANCE -- APRIL 10, 1995 (Date
 of Inception)   ...........................           --     $   --       $       --    $       --       $       --
Shares issued for cash, April 10, 1995,
 $0.18 per share ...........................    1,020,000      1,020          338,980            --          340,000
Shares issued for cash, June through
 November 1995, $0.05 to $0.23 per
 share  ....................................      306,395        306           55,694            --           56,000
Redemption of shares for $60,000 cash
 and a $209,000 promissory note, May
 through November 1995, $0.18 per
 share  ....................................     (600,000)      (600)        (268,400)           --         (269,000)
Shares issued for services, November
 1995, $0.05 to $0.24 per share ............      405,745        406           26,619            --           27,025
Net Loss   .................................           --         --               --       (88,668)         (88,668)
                                                ---------     -------      ----------    -----------      ----------
BALANCE -- DECEMBER 31, 1995................    1,132,140      1,132          152,893       (88,668)          65,357
Shares issued upon conversion of notes
 payable, January 1996, $0.15 per share         1,892,860      1,893          273,107            --          275,000
Shares issued for cash, less $12,000 in
 offering costs, March 1996, $0.70 per
 share  ....................................      300,000        300          197,700            --          198,000
Shares issued for services, March 1996,
 $0.70 per share ...........................        7,000          7            4,893            --            4,900
Shares issued for cash, less $5,000 in
 offering costs, October to December
 1996, $0.33 per share .....................    1,800,000      1,800          593,200            --          595,000
Shares issued for services October
 through November $0.33 per share  .........      520,000        520          171,080            --          171,600
Shares issued for interest due on convert-
 ible debentures, December 1996, $0.45
 per share .................................       11,000         11            4,939            --            4,950
Net loss   .................................           --         --               --      (899,924)        (899,924)
                                                ---------     -------      ----------    -----------      ----------
BALANCE -- DECEMBER 31, 1996 ...............    5,663,000     $5,663       $1,397,812    $ (988,592)      $  414,883
                                                =========     =======      ==========    ===========      ==========

                                                                                                          (Continued)

   The accompanying notes are an integral part of these financial statements.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE ENTERPRISE)
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)





                                                                                                  Deficit
                                                                                                Accumulated
                                                             Common Stock        Additional      During the         Total
                                                        ----------------------    Paid-in       Development      Stockholders'
                                                          Shares      Amount      Capital          Stage            Equity
                                                        -----------  ---------  ------------  ----------------  --------------
BALANCE -- DECEMBER 31, 1996  ........................   5,663,000    $ 5,663   $1,397,812     $   (988,592)    $   414,883
Shares issued for cash, January 15, 1997, $0.35 per
 share (unaudited)   .................................     557,857        558      194,692               --         195,250
Shares issued upon conversion of note payable,
 January 15, 1997, $0.35 per share (unaudited)  ......       5,629          6        1,964               --           1,970
Shares and 500,000 warrants (exercisable at $2.00
 per share) issued for cash, February 12, 1997,
 $1.69 per share and $0.31 per warrant
 (unaudited)   .......................................     500,000        500      999,500               --       1,000,000
Shares issued and 201,900 stock options granted in
 acquisition of Digital Radio Communications
 Corporation, February 12, 1997, $1.69 per share
 and $0.31 per option (unaudited)   ..................   1,798,100      1,798    3,099,580               --       3,101,378
Shares issued for cash upon exercise of warrants,
 March 6, 1997, $2.00 per share (unaudited)  .........     500,000        500      999,500               --       1,000,000
Shares issued for cash, April 23, 1997, $2.00 per
 share (unaudited)   .................................     500,000        500      999,500               --       1,000,000
Net loss (unaudited)    ..............................          --         --           --       (1,562,697)     (1,562,697)
                                                         ----------   --------  -----------    ------------     ------------
BALANCE -- JUNE 30, 1997 (Unaudited)   ...............   9,524,587    $ 9,525   $7,692,548     $ (2,551,289)    $ 5,150,784
                                                         ==========   ========  ===========    ============     ============

   The accompanying notes are an integral part of these financial statements.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE ENTERPRISE)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   For the Six Months            For the
                                                     Ended June 30,             Year Ended
                                             -------------------------------   December 31,
                                                   1997            1996            1996
                                             ----------------  -------------  --------------
                                               (Unaudited)      (Unaudited)
Cash Flows From Operating Activities
 Net loss .................................   $ (1,562,697)     $ (288,050)    $  (899,924)
 Adjustments to reconcile net loss to net
  cash used by operating activities:
  Depreciation and amortization   .........        371,304          40,155          83,094
  Allowance provided on other
   receivables  ...........................         35,000              --              --
  Provision for settlement liability ......        160,000              --              --
  Stock issued for services ...............             --           4,900         176,500
  Stock issued for interest    ............             --              --           4,950
  Changes in operating assets and
   liabilities, net of effects of
   businesses acquired:
   Accounts receivable   ..................       (262,110)        (34,521)        (99,888)
   Other receivable   .....................       (152,898)             --              --
   Other assets ...........................          2,896         (16,776)           (883)
   Inventory ..............................         (5,840)        (12,617)        (99,225)
   Accounts payable   .....................        (80,016)         18,959          30,741
   Accrued liabilities   ..................       (405,117)         39,390          54,965
                                              ------------      ----------     -----------
 Net Cash Used By Operating
  Activities ..............................     (1,899,478)       (248,560)       (749,670)
                                              ------------      ----------     -----------
Cash Flows From Investing Activities
 Payment for acquisition of subsidiaries
  net of cash received -- net  ............       (131,157)             --              --
 Payments for the purchase of property
  and equipment    ........................       (404,382)        (77,327)        (90,544)
 Payment for other assets   ...............             --              --          (4,060)
                                              ------------      ----------     -----------
 Net Cash Used By Investing Activities ....       (535,539)        (77,327)        (94,604)
                                              ------------      ----------     -----------
Cash Flows From Financing Activities
 Redemption of common stock ...............             --              --              --
 Proceeds from issuance of common
  stock   .................................      3,195,250         116,500         171,500
 Offering costs paid  .....................             --         (12,000)        (17,000)
 Proceeds from borrowings   ...............         50,000         320,500         805,470
 Proceeds from sale and lease back of
  equipment  ..............................             --          80,500          80,500
 Principal payments of debt ...............       (120,752)       (202,163)       (188,600)
 Principal payments on capital lease
  obligations   ...........................        (19,639)             --              --
                                              ------------      ----------     -----------
 Net Cash Provided By Financing
  Activities ..............................      3,104,859         303,337         851,870
                                              ------------      ----------     -----------
Net Increase In Cash  .....................        669,842         (22,550)          7,596
Cash -- Beginning of Period    ............         37,278          29,682          29,682
                                              ------------      ----------     -----------
Cash -- End of Period .....................   $    707,120      $    7,132     $    37,278
                                              ============      ==========     ===========

                                              For the Period
                                              From April 10,               For the
                                              1995 (Date of           Cumulative Period
                                                Inception)           From April 10, 1995
                                                 Through         Date of Inception) Through
                                               December 31,        June 30,       December 31,
                                                   1995              1997            1996
                                             ----------------  ----------------  -------------
                                               (Unaudited)       (Unaudited)
Cash Flows From Operating Activities
 Net loss .................................    $  (88,668)      $ (2,551,289)    $ (988,592)
 Adjustments to reconcile net loss to net
  cash used by operating activities:
  Depreciation and amortization   .........        38,853            493,251        121,947
  Allowance provided on other
   receivables  ...........................            --             35,000             --
  Provision for settlement liability ......            --            160,000             --
  Stock issued for services ...............        27,025            203,525        203,525
  Stock issued for interest    ............            --              4,950          4,950
  Changes in operating assets and
   liabilities, net of effects of
   businesses acquired:
   Accounts receivable   ..................       (30,621)          (392,619)      (130,509)
   Other receivable   .....................            --           (152,898)            --
   Other assets ...........................            --              2,013           (883)
   Inventory ..............................       (14,799)          (119,864)      (114,024)
   Accounts payable   .....................        31,256            (18,019)        61,997
   Accrued liabilities   ..................           827           (349,325)        55,792
                                               ----------       ------------     -----------
 Net Cash Used By Operating
  Activities ..............................       (36,127)        (2,685,275)      (785,797)
                                               ----------       ------------     -----------
Cash Flows From Investing Activities
 Payment for acquisition of subsidiaries
  net of cash received -- net  ............      (340,000)          (471,157)      (340,000)
 Payments for the purchase of property
  and equipment    ........................       (49,691)          (544,617)      (140,235)
 Payment for other assets   ...............            --             (4,060)        (4,060)
                                               ----------       ------------     -----------
 Net Cash Used By Investing Activities.....      (389,691)        (1,019,834)      (484,295)
                                               ----------       ------------     -----------
Cash Flows From Financing Activities
 Redemption of common stock ...............       (60,000)           (60,000)       (60,000)
 Proceeds from issuance of common
  stock   .................................       396,000          3,762,750        567,500
 Offering costs paid  .....................            --            (17,000)       (17,000)
 Proceeds from borrowings   ...............       125,000            980,470        930,470
 Proceeds from sale and lease back of
  equipment  ..............................        44,500            125,000        125,000
 Principal payments of debt ...............       (50,000)          (359,352)      (238,600)
 Principal payments on capital lease
  obligations   ...........................            --            (19,639)            --
                                               ----------       ------------     -----------
 Net Cash Provided By Financing
  Activities ..............................       455,500          4,412,229      1,307,370
                                               ----------       ------------     -----------
Net Increase In Cash  .....................        29,682            707,120         37,278
Cash -- Beginning of Period    ............            --                 --             --
                                               ----------       ------------     -----------
Cash -- End of Period .....................    $   29,682       $    707,120     $   37,278
                                               ==========       ============     ===========

Supplemental cash flow information and noncash investing and financing activities -- Note 6
   The accompanying notes are an integral part of these financial statements.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Information With Respect to June 30, 1997 and For the Six Months ended
                      June 30, 1997 and 1996 is Unaudited)

NOTE 1 -- NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES

     Organization -- On April 10, 1995 a group of investors contributed $340,000 in cash to form a joint venture (the Joint Venture). On the same day, the Joint Venture acquired substantially all of the assets and operations of Micro Security Systems, Inc. (Micro), a bankrupt company, at a sheriff's auction for $340,000 cash. The acquisition was accounted for by the purchase method of accounting. The purchase price was allocated to the assets acquired based upon their fair value: $45,857 to current assets and $294,143 to equipment and other long-term assets. The operations of the acquired business are included in the accompanying financial statements from the date of acquisition. Due to circumstances beyond the control of the Joint Venture, Micro continued to operate under the direction of the court-appointed trustee, using the Joint Venture's assets, until approximately November 1995. These operations, as far as they could be identified, have been included in the accompanying financial statements.

     Data Security Corporation (Data Security) was formed on November 15, 1995 under the laws of the State of Nevada. The Joint Venture was reorganized into Data Security in November 1995 by Data Security issuing 470,000 shares of common stock and agreeing to pay $269,000 to the owners of the Joint Venture. The transfer of the net assets and operations to Data Security was a transfer between enterprises under common control and has been accounted for at historical cost in a manner similar to that in pooling-of-interests accounting. The accompanying financial statements have been restated to reflect the common stock equivalents that would have been issued and redeemed from the dates of the original transactions with the owners of the Joint Venture based upon the shares that were exchanged in the transfer.

     Principles of Consolidation -- The consolidated financial statements include the accounts of World Wireless Communication, Inc. and its wholly owned subsidiaries, ECA Electronic Contract Assembly, Inc. (ECA), and Digital Radio Communications Corporation, which has subsidiaries, from the date of its acquisition. Intercompany accounts and transactions have been eliminated in consolidation. The consolidated entities are collectively referred to herein as "the Company".

     Nature of Business -- The Company and its subsidiaries design, develop and manufacture wired and wireless communications technology, systems and products, and provide contract manufacturing services to the electronics and wireless communications industry.

     Prior to the acquisition of Digital Radio the primary operations of the Company were centered around the design and manufacture of computer security products, which constituted most of the Company's sales for 1996 and 1995. Sales of these products were insignificant during 1997 and are not expected to be significant in the future.

     Name Change -- By shareholder action on January 15, 1997, the Company's name was changed from Data Security Corporation to World Wireless
Communications, Inc.

     Business Condition -- The Company is in the development stage with its primary efforts being spent raising capital and developing markets. It has not had sales sufficient to meet its operating expenses and to generate income. It has sustained operating losses in the six months ended June 30, 1997, and for the years ended December 31, 1996 and 1995, and may require additional capital to continue operations. Management intends to obtain additional capital through issuance of common stock and has done so subsequent to both December 31, 1996 and June 30, 1997. During February 1997 the Company acquired Digital Radio. Management expects the acquisition will enhance the Company's profitability from operations. However, there is no assurance that profitable operations can be obtained or sustained.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                        (A Development Stage Enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 1 -- NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (Continued)

     Long-Lived Assets -- Effective January 1, 1996, the company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS 121). SFAS 121 requires that impairment losses be recorded when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The adoption of this standard in 1996 did not have a material impact on the Company's operating results, cash flows or financial position.

     Segment Information and Concentration of Risk -- Prior to 1997, the Company operated solely in the electronics industry primarily in the Western United States. Accordingly, segment information relating to operations in different industries or geographic areas is not presented in these financial statements. Beginning in 1997 the Company expanded its operations to include significant sales nationally and internationally. The concentration of business in one industry and one geographic area subjects the Company to a concentration of credit risk relating to trade accounts receivable. The Company generally does not require collateral from its customers with respect to the Company's trade receivables.

     Accounts Receivable and Major Customers -- A significant portion of the 1996 net sales were concentrated in a few significant customers. Thirty- four percent of sales in 1996, or $218,269, were to four customers. For the six months ended June 30, 1997, seventy and six tenths percent of sales, or $1,419,327 were to two customers under contracts which submit the Company to the risk that the Company may not be able to continue the current level of revenue due to loss of contracts. Due to the actual write off of accounts that were uncollectible at December 31, 1996 and 1995 and at June 30, 1997, an allowance for doubtful accounts was not required. Management estimates that the remaining balance of accounts receivable at December 31, 1996 and at June 30, 1997 will be collected.

     Inventory -- Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     Research and Development Expense -- Current operations are charged with all research, engineering and product development expenses.

     Equipment -- Equipment is stated at cost. Depreciation, including amortization of leased assets, is computed using the straight-line method over the estimated useful lives of the equipment, which are five to seven years. Depreciation expense was $82,362 and $38,853 for the year ended December 31, 1996 and for the period from April 10, 1995 through December 31, 1995, respectively. Depreciation expense for the six months ended June 30, 1997 was $91,340. Maintenance and repairs of equipment are charged to operations, and major improvements are capitalized. Upon retirement, sale, or other disposition of equipment, the cost and accumulated depreciation are eliminated from the accounts, and gain or loss is included in operations.

     Sales Recognition -- Sales are recognized upon delivery of products or services and acceptance by the customer. As a result of design and technology contracts the Comapny has a right to receive royalties which will be recognized upon the related sales by customers.

     Net Loss Per Common Share -- Net loss per common share is computed using the weighted average number of common shares outstanding. Stock options were-antidilutive at December 31, 1996 and at June 30, 1997, and were not included in the calculation of net loss per common share.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in these financial statements and accompanying notes. Actual results could differ from those estimates.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                        (A Development Stage Enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 1 -- NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (Continued)

     Stock Based Compensation -- During 1996, the Company adopted Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-Based Compensation. Under the provisions of SFAS 123, the Company can elect to account for stock-based compensation plans and options using a fair-value-based method, or it can continue to measure compensation costs for those plans using the intrinsic method prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25), Accounting for Stock Issued to Employees. The Company has elected to continue to account for such plans under the provisions of APB No. 25.

     Interim Condensed Financial Statements -- The accompanying consolidated financial statements at June 30, 1997 and for the periods ended June 30, 1997 and 1996 are unaudited. In the opinion of management, all necessary adjustments (which include only normal recurring adjustments) have been made to present fairly the financial position, results of operations and cash flows for the periods presented. The results of operations for the six month period ended June 30, 1997 are not necessarily indicative of the operating results to be expected for the full year.

NOTE 2 -- BUSINESS COMBINATION AND ACQUISITION

     ECA was incorporated on October 24, 1996 under the laws of the State of Nevada. ECA had no operations or assets and had made efforts toward the development of business relating to the assembly of printed circuit boards and wire/cable harnesses. Effective October 28, 1996, the Company acquired all of ECA's outstanding common stock and employed two ECA officers, by issuing 500,000 shares of common stock. This business combination was accounted for using the purchase method of accounting. However, the Company received no assets from the ECA acquisition. Accordingly, the shares issued were deemed to represent compensation to the two new officers in the amount of $165,000, or $0.33 per share, based on prices for which shares of common stock were issued for cash during the same time period. ECA did not have any operations prior to the acquisition. Its operations have been included in the accompanying financial statements from the date of acquisition.

     On February 12, 1997, a majority of the shareholders of Digital Radio Communications Corporation (Digital Radio) accepted an offer from the Company (World Wireless) to merge Digital Radio into a newly-formed subsidiary of World Wireless. The Digital Radio shareholders agreed to exchange each of their common shares for 0.5577349 common shares of World Wireless, which resulted in World Wireless issuing 1,798,000 shares of common stock. In addition, holders of Digital Radio stock options exchanged each of their options for 0.5577349 of World Wireless stock options, which resulted in World Wireless issuing options to purchase 201,900 shares of common stock exercisable at $2.00 per share.

     The merger has been accounted for using the purchase method of accounting. The purchase price, based upon the fair value of the common shares and stock options issued, was $3,101,378. Goodwill in the amount of $3,766,175 was recognized from the acquisition and is being amortized over five years by the straight-line method.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                        (A Development Stage Enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)

NOTE 2 -- BUSINESS COMBINATION AND ACQUISITION  -- (Continued)

     Although the merger agreement was not executed until May 21, 1997, the acquisition was effective for financial reporting purposes on February 12, 1997, which was the date of approval by the World Wireless Board of Directors and by a majority of the Digital Radio shareholders. The accompanying condensed consolidated financial statements include the accounts and operations of Digital Radio from February 12, 1997, and includes the shares to be issued at the closing of the acquisition as though such shares had been issued on that date. Pro forma results of operations, had the acquisition occurred January 1, 1996, are as follows:

                                                 For the
                                                Six Months        For the
                                                  Ended          Year Ended
                                                 June 30,       December 31,
                                                   1997             1996
                                              --------------   --------------
                                               (Unaudited)      (Unaudited)
         Sales  ...........................   $  2,010,079     $  2,016,805
         Net Loss  ........................     (1,790,337)      (2,832,443)
         Net Loss per Common Share   ......          (0.21)           (0.52)

NOTE 3 -- INVENTORY

     Inventory consists of the following:

                                                        December 31,
                                      June 30,    -----------------------
                                       1997          1996         1995
                                    -----------   -----------   ---------
         Materials   ............    $ 180,716     $  20,935    $     --
         Work in process   ......      241,940       138,946      60,656
                                     ----------    ----------   ---------
         Total    ...............    $ 422,206     $ 159,881    $ 60,656
                                     ==========    ==========   =========

NOTE 4 -- EQUIPMENT

     Equipment consists of the following:

                                                         December 31,
                                      June 30,     ----------------------
                                        1997          1996         1995
                                    ------------   -----------   --------
         Computer equipment  .......$  174,123     $  68,440    $ 55,216
         Telephone equipment    ....    91,786        31,273      22,873
         Office equipment    .......    54,364        29,995      26,042
         Manufacturing equipment   .   852,436       308,458     225,491
         Furniture and fixtures    .    16,906        10,071      10,071
         Software   ................    90,010            --          --
                                    -----------    ----------   ---------
         Total   ...................$1,279,625     $ 448,237    $339,693
                                    ===========    ==========   =========

NOTE 5 -- OBLIGATION UNDER NON-COMPETE AGREEMENT

     In connection with Digital Radio's acquisition of a subsidiary, Dem-Tronics, in 1995, Digital Radio entered into a non-compete agreement with the seller. The agreement originally called for a series of yearly minimum payments to be increased by a contingent amount based on Dem-Tronics' sales volume. The payment plan was accelerated through a renegotiated agreement in September 1997 whereby the contingent payments were eliminated and the minimum payments increased in both amount and frequency of payment. The new agreement is for $110,000 to be paid in four monthly payments beginning September 15, 1997 of $27,500 each. Interest on the minimum obligation has been imputed at 10 percent, resulting in a total present value at June 30, 1997 of $102,604.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                        (A Development Stage Enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 6 -- ACCRUED SETTLEMENT OBLIGATION

     Subsequent to June 30, 1997 the Company reached an informal settlement with an otherwise unrelated joint venture partner over a suit filed by the partner against the Digital Radio and its major customers. The suit asserted claims that the joint venture had an interest in the technology which Digital Radio used in products sold to those customers. Digital Radio strongly disputed the partners interest in the technology at issue. The settlement offer was made in an effort to minimize the time and expense of protracted litigation, as well as to maintain its good customer relations. The Company has recorded a current liability of $160,000 as a preliminary estimate for the costs associated with the proposed settlement. The proposed settlement would release all claims against the Company and allow the Company unlimited use of the technology.

NOTE 7 -- NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS

                                                                                  December 31,
                                                            June 30,      ----------------------------
                                                              1997            1996           1995
                                                          -------------   ------------   -------------
Payable to stockholders for working capital; no
 stated interest; amount was converted to stock in
 1996  ................................................    $       --      $      --      $  125,000
Promissory note incurred in connection with stock
 redemption; paid in 1996; interest at 10% per
 annum    .............................................            --             --         159,000
Notes payable for equipment; interest at 10%;
 collateralized by equipment; paid during 1997   ......            --          3,404              --
Payable due to shareholder for working capital; no
 stated interest; the note was converted to stock in
 January 1997   .......................................            --          1,970              --
Capital lease obligations for equipment purchases,
 with various interests rates ranging from 7 to 21
 percent. Minimum monthly payments are $4,560 .........       105,639             --              --
Note payable to a shareholder for equipment;
 interest at 15%; due in payments of $7,798
 through September 1998; secured by equipment
 and personally guaranteed by two stockholders   ......        86,397        125,000          44,500
                                                           ----------      ---------      ----------
Total Notes Payable and Capital Lease
 Obligations ..........................................       192,036        130,374         328,500
Less: Current Portion    ..............................      (137,952)       (85,566)       (284,000)
                                                           ----------      ---------      ----------
Long-Term Notes Payable and Capital Lease
 Obligations    .......................................    $   54,084      $  44,808      $   44,500
                                                           ==========      =========      ==========

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                        (A Development Stage Enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 7 -- NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS  -- (Continued)

     The annual maturities of the notes payable at June 30, 1997 and December 31, 1996 were as follows:

                                June 30,     December 31,
                                  1997          1996
                               ----------   -------------
            Year Ending:
               1997   ......    $ 41,589      $ 85,566
               1998   ......      44,808        44,808

     The following is a schedule by years of the future minimum payments required under capital leases together with the present value of the net minimum lease payments. There were no future minimum lease payments as of December 31, 1996, future minimum lease payments as of June 30, 1995 were:

            Years Ending December 31:
                  1997  ..........................................    $  27,357
                  1998  ..........................................       54,714
                  1999  ..........................................       45,830
                  2000  ..........................................        9,021
                  2001  ..........................................          696
                                                                      ---------
               Total minimum lease payments  .....................      137,618
               Less: Amount representing interest  ...............      (31,979)
                                                                      ---------
               Present value of net minimum lease payments  ......    $ 105,639
                                                                      =========

NOTE 8 -- INCOME TAXES

     There was no provision for or benefit from income tax for any period. The components of the deferred tax asset are shown below:

                                                          December 31,
                                                 ---------------------------
                                                     1996           1995
                                                 ------------   ------------
         Operating Loss Carryforwards   ......   $ 302,167       $  22,372
         Compensated absences  ...............       3,807              --
                                                 ----------      ---------
         Total Deferred Tax Assets   .........     305,974          22,372
         Valuation Allowance   ...............    (305,974)        (22,372)
                                                 ----------      ---------
         Net Deferred Tax Asset   ............   $      --       $      --
                                                 ==========      =========

     The Company had operating loss carry forwards at December 31, 1996 of $965,725 which expire in 2010 through 2011, if unused.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                        (A Development Stage Enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 9 -- SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES

                                                      For the Year Ended
                                    For the Six          December 31,
                                   Months Ended       ------------------
                                   June 30, 1997        1996       1995
                                     ---------------  ---------    -----
         Taxes Paid   .........       $    --         $     --     $ --
         Interest Paid   ......       $ 8,186         $ 30,677     $ --

     Supplemental Disclosure of Noncash Investing and Financing Activities -- For the period from April 10, 1995, through December 31, 1995, 1,494,444 shares of common stock were redeemed for $60,000 in cash and a $209,000 note payable. Also, 405,575 shares of common stock valued at $27,025 were issued for services.

     For the year ended December 31, 1996, $143,000 of debt was issued, of which $125,000 was to a stockholder, to acquire equipment. Notes payable in the amount of $275,000 were converted to stock. Stock valued at $176,500 was issued for services and stock valued at $4,950 was issued for interest due on debentures.

     During January, 1997 the Company converted $1,907 in long-term debt into 5,629 shares of common stock at $0.35 per share.

     During February 1997, the Company issued 1,798,100 shares of common stock and 201,900 stock options in exchange for all of the issued and outstanding common stock of Digital Radio Communications Corporation and Subsidiaries. In conjunction with the acquisition, liabilities were assumed as follows:

         Fair value of assets acquired   ..................    $  5,719,387
         Common stock issued and acquisition costs incurred      (3,101,378)
                                                               ------------
         Liabilities Assumed    ...........................    $  2,618,009
                                                               ============

     During June 1997, the Company accrued a $160,000 obligation to a joint venture partner in connection with the settlement of a dispute. In exchange the Company would receive a release of certain claims asserted by the joint venture partner against the Company.

NOTE 10 -- STOCKHOLDERS' EQUITY

     On February 12, 1997 the Company issued 500,000 units at $2.00 per unit in a private placement offering with each unit consisting of one share of common stock and one warrant. Each warrant entitled the holder to purchase one share of common stock at $2.00 per share. The 500,000 warrants were exercised on March 6, 1997 and resulted in proceeds of $1,000,000.

NOTE 11 -- STOCK OPTIONS

     In December 1996, the Company granted options to an employee, a former member of the Board of Directors and a consultant to purchase 258,000 shares of restricted common stock at $0.33 per share. In January 1997, the consultant was granted an additional option to purchase 150,000 shares at $0.35 per share. The options may be exercised until June 30, 1998. The exercise price approximated the market value of the stock at the date of grant.

     In connection with the acquisition of Digital Radio, the Company assumed Digital Radio's stock option plans and granted options to the former shareholders and employees of Digital Radio to purchase 201,900 shares of common stock at a weighted average price of $1.90 per share through December 20, 2001.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                        (A Development Stage Enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 11 -- STOCK OPTIONS  -- (Continued)

     The Board of Directors have approved the 1997 Stock Option Plan, subject to shareholder approval, which authorizes the issuance of 1,500,000 options. No options have been issued under the plan.

     The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997 and 1996, respectively: dividend yield of
0.0 percent for both periods; expected volatility of 121.1 and 173.1 percent; risk-free interest rates of 5.2 and 5.0 percent; and expected lives of 2.4 and
1.5 years. A summary of the status of the Company's stock options as of June 30, 1997 and December 31, 1996, and changes during the periods then ended is presented below:

                                                              June 30, 1997                  December 31, 1996
                                                      ------------------------------   ------------------------------
                                                                   Weighted-Average                  Weighted-Average
                                                       Shares       Exercise Price       Shares      Exercise Price
                                                      ---------   ------------------   ----------   -----------------
Outstanding at beginning of period  ...............   258,000           $ 0.33                --
Granted  ..........................................   351,900             1.30           258,000         $ 0.33
                                                      --------                          ---------
Outstanding at end of period  .....................   609,900             0.89           258,000           0.33
                                                      ========                          =========
Options exercisable at period-end   ...............   550,650           $ 0.91           258,000         $ 0.33
                                                      ========                          =========
Weighted-average fair value of options granted dur-
 ing the period                                       $ 0.28                            $   0.24
                                                      ========                          =========

     The Company applies APB Opinion 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its options and plans. Accordingly, no compensation cost has been recognized from the stock options granted. Had compensation costs for the Company's options been determined based on the fair value at the grant dates consistent with the method of SFAS 123, net loss and loss per share would have increased to the pro forma amounts indicated below:

                                                       Year Ended
                            Six Months                 December 31,
                            Ended June      ------------------------------
                             30, 1997            1996            1995
                         ----------------   --------------   -------------
Net loss:
   As reported  ......    $ (1,562,697)      $ (899,924)      $ (88,668)
   Pro forma .........      (1,661,229)        (961,354)        (88,668)
Loss per share:
   As reported  ......    $      (0.19)      $    (0.25)      $   (0.10)
   Pro forma .........           (0.20)           (0.26)          (0.10)

NOTE 12 -- SUBSEQUENT EVENTS

     On August 8, 1997, 500,000 shares of common stock were issued for $1,000,000, or $2.00 per share.

     The Board of Directors approved a stock option plan in October 1997. Options to purchase 1,500,000 shares of common stock are authorized under the plan, subject to shareholders' approval. No options have yet been granted under the plan, but such is anticipated prior to December 31, 1997.

     Subsequent to June 30, 1997, option holders exercised options to purchase 10,931 shares of common stock at a weighted average exercise price of $0.14 per share.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                        (A Development Stage Enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 13 -- COMMITMENTS AND CONTINGENCIES

     The Company leases office and production facilities in Salt Lake City and American Fork, Utah. The leases are accounted for as operating leases. Lease expense under these agreements for 1996 and 1995 were $123,779 and $59,096, respectively. These lease terms end in May and June 1998. The Company also assumed lease commitments in the merger with Digital Radio for three vehicles under operating lease agreements. Future minimum rental payment commitments under facility and vehicle leases by years as of December 31, 1996 are as follows:

                                                     Facilities     Vehicles
                                                    ------------   ---------
         Year Ending December 31:
              1997    ...........................     $ 253,380    $ 19,238
              1998    ...........................       115,424       9,096
                                                     ----------    ---------
         Total Minimum Payments Required   ......     $ 368,804    $ 28,334
                                                     ==========    =========

     Although action has not been initiated, the Company's former Chief Financial Officer has threatened litigation against the Company following his resignation from that office and as a director of the Company in October 1997. The resignation was the result of a dispute over compensation involving, among other things, a claim by the former officer and director that the Company had agreed to grant him options to purchase 275,000 shares of the Company's Common Stock at a price of $2.00 per share in connection with his employment, and had later disaffirmed such obligation. Because of the number of shares involved in this unasserted claim, and the difference between the current market price for the Company's Common Stock and the exercise price of the options claimed, the expense to the Company for financial reporting purposes would be material if the former officer should initiate and prevail in litigation over these claims. The Company intends to vigorously defend any such action.

 HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS


                                                        (801) 532-2200
    Member of AICPA Division of Firms                 Fax (801) 532-7944
           Member of SECPS                       345 East Broadway, Suite 200
Member of Summit International Associates       Salt Lake City, Utah 84111-2693


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
 Digital Radio Communications Corporation

We have audited the accompanying consolidated balance sheets of Digital Radio Communications Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Digital Radio Communications Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency and a net capital deficiency at December 31, 1996, and has incurred a loss from operations and negative cash flows from operating activities during the year ended December 31, 1996. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans and subsequent events regarding those matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                              HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
March 4, 1997, except for the second paragraph of Note 2, as to which the dateis September 15, 1997

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                    ASSETS

                                                                                       December 31,
                                                                              ------------------------------
                                                                                   1996            1995
                                                                              --------------   -------------
Current assets
 Cash .....................................................................   $     1,854       $    4,981
 Trade accounts receivables   .............................................       258,016          290,460
 Other accounts receivable ................................................        82,340          160,000
 Inventory  ...............................................................       308,496          175,043
 Prepaid expenses .........................................................        15,328           11,748
 Deferred income taxes  ...................................................        69,738           41,316
                                                                              ------------      ----------
    Total current assets   ................................................       735,772          683,548
                                                                              ------------      ----------
Property and equipment  ...................................................       611,422          485,642
 Less accumulated depreciation   ..........................................      (192,964)         (76,297)
                                                                              ------------      ----------
    Net property and equipment   ..........................................       418,458          409,345
                                                                              ------------      ----------
Other assets
 Capitalized financing costs  .............................................        18,000               --
 Purchased technology, net of accumulated amortization   ..................            --            9,230
 Investment in joint venture, which principally owns a patent, net of
   amortization   .........................................................        13,520           16,900
 Investment in securities  ................................................        36,500           30,000
 Goodwill, net of amortization   ..........................................        72,112           33,985
                                                                              ------------      ----------
    Total other assets  ...................................................       140,132           90,115
                                                                              ------------      ----------
Total Assets   ............................................................   $ 1,294,362       $1,183,008
                                                                              ============      ==========

                                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
 Checks written in excess of cash in bank .................................   $     2,921       $   12,992
 Trade accounts payable ...................................................       447,612          207,195
 Accrued liabilities ......................................................       430,824          229,921
 Accrued income taxes   ...................................................           722           16,967
 Notes payable ............................................................         3,405           66,624
 Notes payable to related parties   .......................................       162,540          119,503
 Obligation under capital leases -- current portion   .....................        73,902           72,753
 Obligation under non-compete agreement   .................................       101,475           71,571
                                                                              ------------      ----------
    Total current liabilities .............................................     1,223,401          797,526
                                                                              ------------      ----------
Long-term liabilities
 Obligation under capital leases ..........................................        73,562           75,306
 Deferred income taxes  ...................................................        43,801           39,731
 Convertible debentures ...................................................       100,000               --
                                                                              ------------      ----------
    Total long-term liabilities  ..........................................       217,363          115,037
                                                                              ------------      ----------
Stockholders' equity (deficit)
 Preferred stock -- $0.01 par value; 2,000,000 shares authorized; no shares
   issued   ...............................................................            --               --
 Common stock -- $0.01 par value; 10,000,000 shares authorized;
   3,049,814 shares and 2,550,000 shares issued and outstanding   .........        30,498           25,500
 Additional paid-in capital   .............................................     1,028,500          505,672
 Receivable from shareholders .............................................            --         (151,000)
 Deferred offering costs   ................................................            --          (76,840)
 Accumulated deficit ......................................................    (1,205,400)         (32,887)
                                                                              ------------      ----------
    Total stockholders' equity (deficit)  .................................      (146,402)         270,445
                                                                              ------------      ----------
Total Liabilities and Stockholders' Equity (Deficit)  .....................   $ 1,294,362       $1,183,008
                                                                              ============      ==========

   The accompanying notes are an integral part of these financial statements.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                   1996             1995
                                                             ----------------   ------------
Sales  ...................................................    $  1,386,478      $ 1,638,559
Cost of sales   ..........................................       1,006,366        1,120,293
                                                              ------------      ------------
Gross profit .............................................         380,112          518,266
                                                              ------------      ------------
Expenses
 Research and development expense ........................         440,125          117,081
 General and administrative expenses .....................       1,089,821          341,427
 Interest expense  .......................................          36,397           20,301
                                                              ------------      ------------
    Total expenses .......................................       1,566,343          478,809
                                                              ------------      ------------
Income (loss) before income taxes ........................      (1,186,231)          39,457
Provision for (benefit from) income taxes  ...............         (13,718)           8,669
                                                              ------------      ------------
Net Income (Loss)  .......................................    $ (1,172,513)     $    30,788
                                                              ============      ============
Net Income (Loss) Per Common Share   .....................    $      (0.42)     $      0.01
                                                              ============      ============
Weighted average number of common shares used in per share
 calculation .............................................       2,818,250        2,212,884
                                                              ============      ============

   The accompanying notes are an integral part of these financial statements.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                                                     Total
                                             Common Stock         Additional                                      Stockholders'
                                        -----------------------     Paid-In       Accumulated                        Equity
                                          Shares       Amount       Capital         Deficit           Other        (Deficit)
                                        -----------  ----------  -------------  ----------------  -------------  --------------
Balance -- December 31, 1994 .........   2,200,000    $ 22,000   $  (19,010)     $    (63,675)     $       --    $   (60,685)
Issuance to acquire EMA Inc.,
 $3.12 per share, April 1, 1995 ......      11,000         110       17,072                --              --         17,182
Issuance of shares, at $4.00 per
 share, December 29, 1995 ............       5,000          50        9,950                --              --         10,000
Issuance of shares, at $3.00 per
 share, December 30, 1995 and
 subscription receivable  ............     334,000       3,340      497,660                --        (151,000)       350,000
Deferred offering costs incurred   ...          --          --           --                --         (76,840)       (76,840)
Net income for year ending
 December 31, 1995  ..................          --          --           --            30,788              --         30,788
                                         ----------   ---------  -----------     ------------      ----------    ------------
Balance -- December 31, 1995 .........   2,550,000      25,500      505,672           (32,887)       (227,840)       270,445
Issuance for cash, $1.53 per share,
 January through April 1996  .........      71,666         717      109,283                --              --        110,000
Collection of subscription
 receivable   ........................          --          --           --                --         151,000        151,000
Issuance upon exercise of options ....     191,000       1,910        7,335                --              --          9,245
Issuance for services  ...............      20,000         200       27,400                --              --         27,600
Issuance of shares upon conversion
 of debentures   .....................      21,748         217       49,783                --              --         50,000
Issuance of shares for cash in
 private placement offering, net
 of $147,519 offering costs  .........     195,400       1,954      329,027                --          76,840        407,821
Net loss for the year ended
 December 31, 1996  ..................          --          --           --        (1,172,513)             --     (1,172,513)
                                         ----------   ---------  -----------     ------------      ----------    ------------
Balance -- December 31, 1996 .........   3,049,814    $ 30,498   $ 1,028,500     $ (1,205,400)     $       --    $  (146,402)
                                         ==========   =========  ===========     ============      ==========    ============

   The accompanying notes are an integral part of these financial statements.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 1996 1995

                                                                              1996             1995
                                                                        ----------------   ------------
Cash Flows From Operating Activities
 Net income (loss)   ................................................    $ (1,172,513)     $  30,788
 Adjustments to reconcile net income (loss) to net cash used by operating activities:
   Depreciation and amortization    .................................         144,697         67,135
   Compensation paid with common shares   ...........................          27,600             --
   Compensation paid with notes payable   ...........................          43,037             --
   Trade receivable collected with investment securities ............          (6,500)       (30,000)
   Changes in operating assets and liabilities, net of effects of businesses acquired:
      Accounts receivable  ..........................................          32,444       (211,568)
      Other accounts receivable  ....................................         (82,340)            --
      Inventory   ...................................................        (133,453)      (110,501)
      Accounts payable  .............................................         240,417         98,186
      Accrued liabilities  ..........................................         174,966        129,789
      Accrued income taxes ..........................................         (16,245)        10,100
      Other .........................................................           1,385          2,096
                                                                         ------------      ----------
 Net cash used by operating activities    ...........................        (746,505)       (13,975)
                                                                         ------------      ----------
Cash flows from investing activities
 Payments for the purchase of property and equipment  ...............         (62,980)       (53,846)
 Increase in deposits   .............................................              --         (4,090)
 Investment in patent   .............................................              --        (16,900)
 Cash received in acquisitions   ....................................              --         60,417
                                                                         ------------      ----------
 Net cash used by investing activities ..............................         (62,980)       (14,419)
                                                                         ------------      ----------
Cash flows from financing activities
 Proceeds from issuance of common stock   ...........................         527,066        200,000
 Collection of receivables from shareholders for common stock  ......         311,000             --
 Proceeds from issuance of convertible debentures, net of $18,000 in
   financing costs paid .............................................         132,000             --
 Net payment on short-term obligations    ...........................         (10,071)       (26,787)
 Principal payments on notes payable   ..............................         (71,160)       (33,150)
 Principal payments on obligation under capital lease ...............         (55,454)       (40,615)
 Payments on non-compete obligation .................................         (27,023)       (28,800)
 Payment of deferred offering costs .................................              --        (76,840)
                                                                         ------------      ----------
 Net cash provided by (used in) financing activities  ...............         806,358         (6,192)
                                                                         ------------      ----------
Net decrease in cash ................................................          (3,127)       (34,586)
Cash -- beginning of year  ..........................................           4,981         39,567
                                                                         ------------      ----------
Cash -- end of year  ................................................    $      1,854      $   4,981
                                                                         ============      ==========

Supplemental cash flow information and noncash investing and financing activities -- Note 11

   The accompanying notes are an integral part of these financial statements.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES


Organization

     Digital Radio Communications Corporation and subsidiaries (the Company), began business in 1992. On March 15, 1996, its name was changed from Electronic Technology Corp. It designs and manufactures electronic products, including radio frequency and infrared systems, embedded control, low power FM transceivers and antenna technologies. It provides research and design services on a contract basis for others and it is also engaged in contract manufacture of electronic components.


Principles of Consolidation

     The consolidated financial statements include the accounts of Digital Radio Communications Corporation and its wholly owned subsidiaries, EMA Inc. and Dem-Tronics, Inc., since the date of their respective acquisitions, after elimination of intercompany accounts and transactions. Investments in unconsolidated joint ventures, which relate primarily to research and development ventures, are accounted for using the equity method. The Company's share of losses from its equity investments are included in "Research and development expense" in the consolidated statements of operations.


Business Condition

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company sustained a substantial operating loss during the year ended December 31, 1996. Further, at December 31, 1996 current liabilities exceeded current assets by $494,037 and total liabilities exceeded total assets by $152,810. These matters raise substantial doubt about the Company's ability to continue as a going concern; however the financial statements do not include any adjustments that might result from the outcome of this uncertainty. To mitigate these factors, in 1997, the Company obtained $1,380,000 of short-term debt financing under a bridge loan from World Wireless Communications, Inc. and obtained additional capital financing by merging with World Wireless Communications, Inc. Also in the first four months of 1997, approximately $2,000,000 of revenue was earned or was committed under short-term contracts with customers. However, there is no assurance that this additional capital and future revenues can meet the Company's obligations and its production and operating expenses as they become due.


Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from those estimates.


Segment Information and Concentration of Risk

     Through 1996, the Company operated solely in the electronics industry primarily in the Western United States. Accordingly, segment information relating to operations in different industries or geographic areas is not presented in these financial statements. The concentration of business in one industry and one geographic area subjects the Company to a concentration of credit risk relating to trade accounts receivable. The Company generally does not require collateral from its customers with respect to the Company's trade receivables. Beginning in 1997, the Company has expanded its operations to include significant sales nationally and internationally.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES  -- (Continued)

Major Customers

     Sales to two customers were each in excess of 10% of total sales during 1996 and 1995. Sales to the first customer were $249,123 and $121,635 in 1996 and 1995, respectively, and were $591,000 and $324,000, respectively, to the second customer. In 1997, contracts with several additional significant customers have been signed.


Accounts Receivable

     Due to the actual write off of accounts that were uncollectible at December 31, 1996 and 1995, an allowance for doubtful accounts was not required. Management believes that the remaining accounts receivable are fully collectible. Trade accounts receivable included $95,000 at December 31, 1996, which was subsequently collected by receiving shares of customers' common stock, as prescribed in the related performance contracts.


Inventory

     Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.


Long-Lived Assets

     Beginning in 1996, the Company adopted Statement of Financial Accounting Standard 121 (SFAS 121) which requires Management to review long-lived assets and the related intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability is determined by an analysis of undiscounted future cash flows from operations related to those assets. If the related operations are determined to be unable to recover the carrying amount of its assets, then the assets are written down to fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets. The adoption of SFAS 121 did not result in an adjustment to the carrying amount of assets during 1996.


Equipment

     Property and equipment are stated at cost. Depreciation, including amortization of leased assets, is computed using the straight-line method over the estimated useful lives of the equipment, which is five years. Maintenance and repairs of equipment are charged to operations, and major improvements are capitalized. Upon retirement, sale, or other disposition of equipment, the cost and accumulated depreciation are eliminated from the accounts, and gain or loss is included in operations.


Investments

     Investments in equity securities for which the Company cannot sell those securities for a period in excess of one year, due to restrictions from securities regulation, are carried at historical cost and are classified as non-current assets.


Sales Recognition

     Sales are recognized upon delivery of products or services and acceptance by the customer.


Research and Development Expense

     Current operations are charged with all research, engineering and product development expenses.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES  -- (Continued)

Net Income (Loss) Per Common Share

     Net income (loss) per share is computed using the weighted average number of common shares outstanding during each period.

NOTE 2 -- ACQUISITIONS

     On April 1, 1995, the outstanding common stock of EMA Inc. (EMA), an electronic component assembler, was purchased for $30,430. The Company paid $13,258 in cash (including acquisition costs) and issued 5,500 shares of common stock valued at $17,172. The owner of EMA did not own a controlling interest in the Company; accordingly, the acquisition has been accounted for using the purchase method of accounting. Assets were recorded at fair value. The results of operations of EMA are included in the consolidated financial statements from the date of acquisition.

     On August 1, 1995 the Company acquired the net assets of Dem-Tronics, Inc., an electronic component assembler, for $175,328. The Company executed a non-interest bearing promissory note to the seller for $62,724 payable in January 1996. Additionally, the Company executed a non-compete agreement which initially required a series of yearly minimum payments, to be increased by a contingent amount based on Dem-Tronics sales volume. The payment plan was accelerated through a subsequently re-negotiated agreement whereby the contingent payments were replaced with higher minimum payments due in entirety by December 15, 1997. The new payments total $137,023. With imputed interest at 10%, the resulting present value of the obligation was $128,498 at the date of acquisition. Since the owners of Dem-Tronics did not receive a controlling interest in the Company, the acquisition was accounted for using the purchase method of accounting. The results of operations of Dem-Tronics are included in the consolidated financial statements from the date of acquisition.

     The fair value of the net assets acquired was $72,724 which is net of liabilities incurred and assumed of $101,743. The excess of the purchase price over the fair value of the identifiable assets was $94,001 and was allocated to goodwill. Goodwill is being amortized over five years on a straight-line basis. Goodwill amortization expense was $18,800 and $3,089 for the years ended December 31, 1996 and 1995, respectively.

     Pro forma results of operations for the year ended December 31, 1995, as if the acquisitions were effective January 1, 1995, are as follows (unaudited):

         Revenue   .....................   $1,998,021
         Net Income   ..................       39,888
         Income Per Common Share  ......         0.02

NOTE 3 -- OTHER RECEIVABLES AND RECEIVABLE FROM SHAREHOLDER

     In 1996, other receivables included loans to employees of $7,768 for payroll advances and a receivable from a partner in a joint venture for engineering services under the joint venture agreement.

     These amounts were received subsequent to year end. Other receivables also included a receivable from a customer which retained $35,000 for a project that is pending completion, once a third party provides necessary software.

     Other receivables at December 31, 1995 consist of subscriptions for the Company's common shares subscribed for during 1995. Total subscriptions at December 31, 1995 were $311,000, of which $160,000 was received by April 8, 1996, and was recorded as a current asset. The balance of $151,000 was recorded as an offset against additional paid-in capital on the balance sheet and was collected in 1996.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 4 -- INVENTORY

     Inventory consists of the following at December 31:

                                         1996         1995
                                      -----------   ---------
   Materials   ....................    $ 131,983    $ 84,403
   Work in process   ..............      176,513      90,640
                                       ----------   ---------
   Total    .......................    $ 308,496    $175,043
                                       ==========   =========

NOTE 5 -- PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31:


                                         1996         1995
                                      -----------   ---------
   Computer equipment  ............    $  32,102    $ 26,526
   Electronic equipment   .........      131,977     125,117
   Office equipment ...............        7,955       6,313
   Manufacturing equipment   ......      373,832     295,447
   Furniture and fixtures .........       13,738      13,738
   Software   .....................       51,818      18,501
                                       ----------   ---------
   Total   ........................    $ 611,422    $485,642
                                       ==========   =========

     Depreciation expense, which includes amortization of assets under capital lease, was $116,667 and $42,900 for the years ended December 31, 1996 and 1995, respectively.

NOTE 6 -- RELATED PARTIES TRANSACTIONS

     Notes payable to related parties consisted of the following:

                                                                              1996          1995
                                                                           -----------   ----------
   Payable to officers for deferred compensation, no terms for
    repayment, unsecured   .............................................    $ 124,962    $  61,370
   Notes payable to shareholders, no terms for repayment, no stated
    interest rate at December 31, 1996 .................................        8,828       10,863
   Loan payable to an officer, no terms for repayment, unsecured  ......       28,750       27,000
   Loans payable to employees, unsecured, paid during 1996  ............           --       20,270
                                                                            ----------   ----------
   Total ...............................................................    $ 162,540    $ 119,503
                                                                            ==========   ==========

     The Company has entered into a line of credit agreement with AAH Development Company, Inc. The maximum amount available under the line of credit was $200,000 with $5,000 borrowed at December 31, 1995, and included above in notes payable to shareholders. The note had a 10% annual interest rate. The note was repaid January 1996.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 7 -- NOTES PAYABLE

     Notes payable consisted of the following:

                                                                       1996         1995
                                                                    -----------   ---------
   Note payable to an individual, secured by Dem-Tronics common
    stock, paid in 1996   .......................................    $      --    $ 62,724
   Other notes payable, various terms    ........................        3,405       3,900
   Convertible debentures payable, interest at 12%, due September
    1998, unsecured .............................................      100,000          --
                                                                     ----------   ---------
   Total notes payable ..........................................      103,405      66,624
   Less current portion   .......................................        3,405      66,624
                                                                     ----------   ---------
   Convertible Debentures - Long-Term ...........................    $ 100,000    $     --
                                                                     ==========   =========

     During 1996, the Company issued notes payable in the amount of $150,000; these notes were convertible into common stock at a ratio of 289.96 shares per $1,000 principal amount of notes. On December 6, 1996, $50,000 of these notes were converted to common stock for 14,498 shares, leaving a remaining balance of $100,000 of notes payable. Interest is due at 12%, and the notes are due September 1998. Subsequent to year end, the Company issued additional convertible notes payable for $75,000. All of the outstanding debentures were converted to common stock, although the Company amended the terms of its notes to increase the conversion ratio to 434.94 shares per $1,000 of principal amount. In 1997, the Company converted $175,000 of debt into 83,369 shares of common stock (including 7,249 shares for notes converted prior to the 1997 amendment).

NOTE 8 -- OBLIGATION UNDER NON-COMPETE AGREEMENT

     In connection with the acquisition of Dem-Tronics (see Note 2) the Company entered into a non-compete agreement with the seller. The remaining liability on the agreement is $110,000, imputed interest at 10 percent is $7,936 for a carrying amount of $102,604, payable in four monthly payments beginning September 15, 1997 of $27,500 each.

NOTE 9 -- LEASE COMMITMENTS

Capital Leases

     The Company has leased equipment under capital lease agreements, and has capitalized lease equipment of $268,847 and $214,151 as of December 31, 1996 and 1995, respectively. During 1996, the Company leased additional equipment with a capitalized value of $54,696. During 1995, the Company received capital lease equipment capitalized in the amount of $55,562 in connection with the acquisitions described in Note 2, and leased additional equipment with a capitalized value of $126,669. Accumulated amortization on all leased equipment was $55,935 and $18,400 at December 31, 1996 and 1995, respectively. Amortization of leased equipment is included with depreciation expense.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 9 -- LEASE COMMITMENTS  -- (Continued)

     The following is a schedule by years of the future minimum lease payments required under capital leases together with the present value of the net minimum lease payments as of December 31, 1996:

Years Ending December 31:
-------------------------
          1997   ..........................................    $ 102,038
          1998   ..........................................       49,870
          1999   ..........................................       41,985
          2000   ..........................................        9,021
          2001   ..........................................          695
                                                               ---------
       Total Minimum Lease Payments   .....................      203,609
       Less amount representing interest ..................      (56,145)
                                                               ---------
       Present Value of Net Minimum Lease Payments   ......      147,464
       Less Current Portion  ..............................      (73,902)
                                                               ---------
       Capital lease - Long-Term   ........................    $  73,562
                                                               =========

Operating Leases

     The Company leases office space under operating lease agreements. Lease expense for the year ended December 31, 1996 was $117,518. The future obligations under these operating leases are $95,456 and $53,109 for the years ending December 31, 1997 and 1998, respectively.

     During 1996, the Company began leasing three automobiles under operating lease agreements. Lease expense was $14,258 for the year ended December 31, 1996 for these auto leases. The future obligations for the leases are $19,238 and $9,096 for the years ending December 31, 1997 and 1998, respectively.

NOTE 10 -- INCOME TAXES

     Digital Radio Communications Corporation files a consolidated tax return with it's two wholly-owned subsidiaries, EMA Inc., and Dem-Tronics, Inc. The components of the provision for income taxes were as follows at December 31:

                                                    1996            1995
                                                -------------   ------------
     Current: Federal  ......................... $ (10,550)      $ 13,147
           State  ..............................    (4,753)         3,820

     Deferred: Federal  ........................     1,309         (6,855)
           State  ..............................       276         (1,443)
                                                 ---------       --------
     Provision for (benefit from) income taxes.. $ (13,718)      $  8,669
                                                 =========       ========

     The net deferred tax assets consisted of the following at December 31:

                                                 1996           1995
                                              -----------   ------------
     Deferred Tax Assets:
        Compensated absences   ............   $ 12,933       $  10,895
        Deferred compensation  ............     30,421          30,421
     Net Operating Loss Tax Benefit  ......        447              --
                                              ---------      ---------
                                                43,801          41,316
                                              ---------      ---------
     Deferred Tax Liability:
        Depreciation  .....................    (32,804)        (29,494)
        Amortization of Goodwill  .........    (10,997)        (10,237)
                                              ---------      ---------
                                               (43,801)        (39,731)
                                              ---------      ---------
     Net deferred tax asset ...............   $     --       $   1,585
                                              =========      =========

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 10 -- INCOME TAXES  -- (Continued)

     The following is a reconciliation of the amount of tax (benefit) that would result from applying the federal statutory rate to pretax income (loss) with the provision for income taxes at December 31:

                                                                  1996            1995
                                                             --------------   ------------
     Tax at statutory rate (34%)  ........................    $ (403,319)      $ 13,416
     Non-deductible expenses   ...........................         8,357          2,750
     Benefit of operating loss not recognized ............       362,032             --
     State tax benefit, net of Federal tax effect   ......        (2,955)         2,377
     Effect of lower tax rates ...........................        22,167         (9,874)
                                                              ----------       --------
     Provision for (benefit from) income taxes   .........    $  (13,718)      $  8,669
                                                              ==========       ========

     For tax reporting purposes, the Company has a net operating loss carry forward in the amount of $1,214,514 that will expire in the year 2011.


NOTE 11 -- SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND
           FINANCING ACTIVITIES


Supplemental Cash Flow Information

                                              1996        1995
                                            ---------   --------
     Taxes Paid   .......................   $ 7,479     $  100
     Interest Paid   ....................    32,634     22,154

Supplemental Information of Noncash Investing and Financing Activities

     During 1996, equipment was leased under a capital lease obligation in the amount of $54,859. Equipment was purchased by a note payable in the amount of $7,941. Additional goodwill was recognized in connection with the renegotiation of, and the increase in, the non-compete obligation related to the acquisition of Dem-Tronics in the amount of $56,927. Also, $50,000 of convertible debentures were converted into common stock.

     During 1995, equipment was leased under a capital lease obligation in the amount of $126,669. Equipment was purchased for $31,334 for which liabilities were assumed in the same amount. The Company contributed a patent with a cost of $16,900 to a joint venture and recorded an investment in the joint venture of $16,900. Common stock was issued to investors for notes receivable of $311,000.

     In 1995, the Company purchased the common stock of EMA Inc. for $30,430. In conjunction with the acquisition, liabilities were assumed as follows:

     Fair value of assets acquired   ...........................    $ 131,727
     Common stock issued and acquisition costs incurred   ......      (30,430)
                                                                    ---------
     Liabilities assumed .......................................    $ 101,297
                                                                    =========

     In 1995, the Company purchased the common stock of Dem-Tronics, Inc. by assuming and incurring liabilities in the amount of $231,395.


NOTE 12 -- STOCKHOLDERS' EQUITY

     On December 11, 1995, the shareholders of the Company agreed to a 5.5-for-1 stock split of the Company's common stock. On March 15, 1996, the shareholders approved an increase of the authorized common stock

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 12 -- STOCKHOLDERS' EQUITY  -- (Continued)

from 500,000 shares to 5,000,000 shares. On August 31,1996, the shareholders approved a 2-for-1 stock split and also approved increasing the authorized common stock to 10,000,000 shares. The accompanying financial statements have been restated for the effects of the changes in capital structure and for the stock splits for all periods presented.

     On March 15, 1996, the shareholders authorized 2,000,000 shares of nonvoting preferred stock, $0.01 par value. The preferred stock has been designated for issuance in connection with purchases of other companies. The Board of Directors is authorized to designate classes of preferred stock with various rights and preferences as to dividends and liquidation. No preferred stock has been issued.

NOTE 13 -- STOCK OPTIONS

     On October 1, 1995, the Company adopted the Omnibus Stock Option Plan, which authorized incentive and non-qualified stock options to be granted. 291,000 shares of common stock have been reserved for issuance under the Plan. On May 17, 1996, the Company adopted the 1996 Stock Option Plan and authorized 200,000 options for granting to employees and consultants. Incentive stock options must be granted with an exercise price at least equal to the market value of the common stock on the date of grant, as determined by the Company's Board of Directors. The options generally become exercisable upon being granted and are exercisable for a period of five years. In the event of a dissolution or liquidation of the Company, any options outstanding under the Plan will terminate. Options were granted under the Plans with exercise prices equal to the market value of the common stock on the dates granted.

     During 1995, the company granted options to investors to purchase 94,000 shares of common stock at $0.01 to $0.02 per share. Those options were exercised during 1996. In addition, during 1996, options for 96,000 shares of common stock were granted to an investor. The investor paid the Company $4,800 of the exercise price during 1996 with services and exercised the options in February 1997 with a payment of $100 in cash.

     The Company has elected to continue to account for stock-based compensation under the provisions of APB Opinion No. 25 rather than Statement of Financial Accounting Standards (SFAS) No. 123. However, net loss and net loss per share would not have changed had SFAS No. 123 been adopted.

     The following table presents the status of stock options:

                                                                    Weighted
                                                                     Average
                                                    Options       Exercise Price
                                                 -------------   ---------------
     Outstanding, December 31, 1994  .........           --              --
        Granted ..............................      209,850         $  0.02
                                                  ---------
     Outstanding, December 31, 1995  .........      209,850            0.02
        Granted ..............................      241,150            1.34
        Exercised  ...........................     (191,000)           0.02
        Canceled   ...........................         (400)           2.50
                                                  ---------
     Outstanding, December 31, 1996  .........      259,600            1.25
                                                  =========
        Exercisable, December 31, 1996  ......      200,350            1.05
                                                  =========

     Options at December 31, 1996 had exercise prices ranging from $0.02 to $2.50.

NOTE 14 -- SUBSEQUENT EVENTS

     In February 1997, the Company borrowed $97,093 under the terms of an 8% promissory note payable to a customer to finance the purchase of certain radio receivers from the customer. Payments are due monthly and will begin upon signing an additional contract with the customer and are only payable out of the revenue from the potential contract. The note is secured by the investment in common stock of the customer held by the Company.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 14 -- SUBSEQUENT EVENTS  -- (Continued)

     An investor exercised options for 96,000 shares of common stock for $100 on February 22, 1997.

     The Company granted options to purchase 200,000 shares of common stock on February 12, 1997 to employees and consultants under the 1996 Stock Option Plan. The options are exercisable at $1.84 per share.

     On February 12, 1997, the Board of Directors and a majority of the shareholders approved a merger of the Company into a wholly-owned subsidiary of World Wireless Communications, Inc. (WWCI), subject to approval of a definitive agreement. The terms of the agreement presently provide that each outstanding share of common stock will be exchanged for 0.5577349 shares of WWCI common stock. All outstanding options will be converted at the same ratio into WWCI options exercisable at $2.00 per share.

     The Board also authorized borrowing up to $1,000,000 under a promissory note payable to WWCI for monies advanced to the Company. The note is due February 1998, with interest payable semi-annually commencing on August 12, 1997. Through May 15, 1997, the Company has borrowed approximately $1,380,000 under this note and additional notes (unaudited).

================================================================================
       The Selling Shareholders and any broker/dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Persons who are deemed to be underwriters may be subject to statutory liabilities if the registration statement of which this Prospectus is a part contains a material misstatement or omits to disclose any information necessary to make statements which are made not misleading. The Company has not agreed to indemnify any of the Selling Stockholders regarding such potential liabilities. See "Plan of Distribution".
  No dealer, salesperson or other person has been authorized by the Company or the selling shareholders to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized. The delivery of this Prospectus shall not, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date of the Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made.


                          --------------------------
                               TABLE OF CONTENTS



                                             Page
                                            -----
PROSPECTUS SUMMARY  .....................      3
RISK FACTORS  ...........................      5
DILUTION   ..............................     10
USE OF PROCEEDS  ........................     10
SELECTED CONSOLIDATED HISTORICAL AND PRO
  FORMA FINANCIAL DATA    ...............     11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS  ...........................     13
BUSINESS   ..............................     14
MANAGEMENT    ...........................     21
PRINCIPAL AND SELLING
  SHAREHOLDERS   ........................     25
PLAN OF DISTRIBUTION   ..................     30
MARKET INFORMATION  .....................     31
ORGANIZATIONAL AND OTHER TRANSACTIONS   .     31
DESCRIPTION OF CAPITAL STOCK ............     32
DISCLOSURE OF COMMISSION POSITION ON
  INDEMNIFICATION FOR SECURITIES ACT
  LIABILITIES    ........................     36
LEGAL MATTERS    ........................     36
EXPERTS    ..............................     36
AVAILABLE INFORMATION  ..................     36

       Until ________, 1997, all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================



                                 WORLD WIRELESS
                                 COMMUNICATIONS,
                                      INC.








                                4,000,000 Shares






                         Common Stock, $.001 Par Value



                                ---------------
                                   PROSPECTUS
                                ---------------






                             ______________ , 1997.


================================================================================

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officer.

     The Bylaws of the Registrant provide for indemnification of directors and officers of the Registrant in accordance with the indemnification of the Nevada General Corporation Law. The Nevada statute permits indemnification of directors and employees of a corporation under certain conditions and subject to certain limitations.

     The Registrant's Articles of Incorporation provide that, subject to certain limitations, no director shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.

Item 25. Other Expenses of Issuance and Distribution

     The following table sets forth the estimated amount of various expenses in connection with the sale and distribution of the securities being registered:


            SEC registration fee  ...........................   $  13,533
            Printing and engraving expenses   ...............      20,000
            Legal fees an expense
              (including blue sky fees and expenses)   ......      60,000
            Accounting fees and expenses   ..................      50,000
            Miscellaneous   .................................       6,467
                                                                ----------
             Total   .......................................    $ 150,000
                                                                ==========

Item 26. Recent Sales of Unregistered Securities.

     Since its inception, the Company has sold Common Stock and other securities in reliance upon exemptions from the registration requirements of the Securities Act of 1933 (the "Securities Act") in the following transactions:

     a. Upon incorporation of the Company in November 1995, the Company issued 107,140 shares of Common Stock to Elvena, Inc. (53,570 shares), a corporation controlled by Lynn Dixon, and to Robsal, Inc. (53,570 shares). Abraham J. Salaman holds the power to vote the shares of the Company owned by Robsal, Inc. These shares were issued for cash at a price of $.047 per share in reliance upon
Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted as to resales. Also in connection with the Company's organization, the Company issued 320,000 shares to J.R. Consultants, Inc., a corporation controlled by Jonathan
D. Rahn, and 25,000 shares to Robsal, Inc., for services valued at $16,215 ($.047 per share) in reliance on Rule 504, Regulation D.

     b. In connection with the acquisition of assets with which the Company commenced business operations, the Company issued 680,000 shares of Common Stock to equity owners (Roslyn Maxwell, Gary B. Peterson, Betty A. Peterson, Brian Pettersen and Ann Marie Pettersen) of Chocolate Leasing LLC, a limited liability company which then owned the assets, and to Data Growth, Inc., an unaffiliated corporation which then held an option to acquire the assets from Chocolate Leasing. Based upon their net equity contributions to Chocolate Leasing, the cash cost of these shares to the former Chocolate Leasing equity holders was approximately $122,000. A portion of the Shares were issued for services valued at $10,810. These shares were issued in reliance upon Section 4(2) of the Securities Act and restricted as to resales.

     c. In connection with the Company's acquisition of assets from Chocolate Leasing and its commencement of operations, the Company raised a total of $275,000 in short term debt financing. The debt financing was placed with nine investors (Elvena, Inc., Cherry Hill, Inc., Robsal, Inc., Research Net Services, Consolidated Capital, Cow Bell, Inc., BRRD, Inc., Mitchell Salaman and Stamatt, Inc.). This indebtedness and interest accrued thereon was converted into 1,892,860 shares of Common Stock at a price of approximately $.15 per share in connection with the Regulation D, Rule 504 offering described in the following paragraph.

     d. In March 1996, the Company sold 300,000 shares of Common Stock at a price of $.70 per share ($210,000) to a total of 64 investors in reliance upon Rule 504, Regulation D. In connection with this offering, the Company solicited and obtained the conversion of debt referred to in the preceding paragraph, also in reliance upon Rule 504, Regulation D.

     e. In March 1996, the Company issued 7,000 shares, restricted as to resales, to an employee, Paul K. Jensen, for services valued at $4,900 in reliance upon Section 4(2) of the Act.

     f. In the period October 1996 through January 1997, the Company sold 2,357,857 shares to a total of 33 investors for cash (1,800,000 shares at a price of $.33 per share and 557,857 shares at a price of $.35 per share), 5,629 shares in conversion of a note at $.35 per share, and 11,000 shares in payment of accrued interest on a note at $.45 per share. The investors in such offering, and the number of shares purchased by each, were as follows:

         Investor                                                      No. of Shares
         --------                                                      -------------
         Capco Nominees Limited Partnership                               654,000
         Michael Lauer                                                    400,000
         Lynn Dixon/Elvena, Inc.                                          245,629
         Melissa D. Epperson                                              181,200
         T. Kent Rainey                                                   180,600
         Trinity American Corp.                                           113,250
         Turan M. Itil                                                     85,000
         J.R. Consultants, Inc.                                            75,500
         SRS Partners, Ltd.                                                60,400
         BRRD, Inc.                                                        60,400
         Thornhill, Ltd.                                                   60,400
         Heather Hanby                                                     50,000
         Philip C. Bohm                                                    42,858
         Michael Williamson                                                21,750
         Jeffrey G. Shields                                                20,200
         Cartwright Holdings, Inc.                                         20,000
         Rona Dixon                                                        20,000
         Alan Dabrow                                                       15,000
         Alan Robbins and Judie Robbins                                    15,000
         Brenda Hubrich                                                    10,000
         Alisa Pace, individually and as Custodian under UT UGMA            8,000
         Joni Dixon                                                         5,000
         Lynda Whitehead                                                    5,000
         Allen Dixon                                                        5,000
         Norene Dixon                                                       5,000
         Charlie Schwab and Dorothy Hanby                                   5,000
         Laina Egan                                                         5,000
         Peter Gordon                                                       3,300
         Justin Moeller, custodian under UGMA                               1,000
         Lori Gunter, custodian under UGMA                                  1,000
                                                                     -------------
                                                           Total        2,374,487

     These shares were issued in reliance upon Section 4(2) of the Act, and Rule 506, Regulation D, promulgated thereunder, and restricted as to resales.

     g. In November 1996, the Company issued 520,000 shares of Common Stock to Hyrum Taylor (25,000 shares), David D. Singer (475,000 shares) and Raymond Scharp (20,000 shares) in connection with their employment by the Company. The shares were valued, for tax and accounting purposes, at $.33 per share, and were issued in reliance upon Section 4(2) of the Act, and restricted as to resales.

     h. In the period March 1997 and through August 1997, the Company sold a total of 2,000,000 shares of Common Stock at a price of $2.00 per share (including the allocable cost of warrants to purchase Common Stock exercised by these purchasers, as described below) to investment funds under the control of Michael Lauer, and certain business associates of Mr. Lauer, in reliance upon
Section 4(2) of the Act and/or Rule 506 thereunder, and restricted as to resales, as follows:



              Investor                   No. of Shares
              --------                   -------------
              Lancer Partners, LP           1,043,750
              Lancer Offshore, Inc.           773,750
              Lancer Voyager                  150,000
              Martin H. Garvey                 30,000
              Russel J. Redgate                 2,500
                                         -------------
                                            2,000,000

     A portion of these shares were issued upon the exercise of warrants which were issued in units with shares of Common Stock. All such warrants were exercisable at a price of $2.00 per share, and all have now been exercised.

     i. In July 1997, the Company issued a total of 1,798,100 shares of Common Stock, and options to purchase 201,900 shares of Common Stock, to former shareholders and employees (a total of 98 persons, of whom 80 were "accredited" investors) of Digital Radio Communications Corporation ("DRCC") in exchange for shares and options of DRCC. These shares and options were issued in reliance upon Rule 506, Regulation D, and restricted as to resales.

     j. In September and October 1997, the Company issued a total of 10,931 shares of Common Stock to former employees and directors of DRCC, David Politis, Stephen Cowser and Jack Berg, at prices of $0.09 (10,513 shares), $0.18 (139 shares) and $2.00 (239 shares), respectively. The shares were issued in reliance upon Section 4(2) of the Act, and restricted as to resales.


Item 27. Exhibits

     (a) Exhibits

 Exhibit
  No.
--------
 3.1       Articles of Incorporation of the Company and all amendments thereto

 3.2       Bylaws of the Company

 4.1       Form of Common Stock Certificate*

 5 Opinion of Connolly Epstein Chicco Foxman Engelmyer & Ewing regarding the legality of securities being registered*

10.1       1997 Stock Option Plan

10.2       DRCC Omnibus Stock Option Plan

10.3 Development and License Agreement dated April 4, 1997, between DRCC and Kyushu Matsushita Electric Co., Ltd.

10.4 Technical Development and Marketing Alliance Agreement dated September 15, 1997, between the Company and Williams Telemetry Services, Inc.

10.5 Lease Agreement dated May 17, 1995, between DRCC and Pracvest Partnership relating to the Company's American Fork City offices and facility

10.6 Lease Agreement dated February 12, 1996, between the Company the Green/Praver, et al., relating to the Company's Salt Lake City offices

10.7 Shareholders Agreement dated May 21, 1997 between the Company, DRCC, Philip A. Bunker and William E. Chipman, Sr.

21       Subsidiaries of the Company

23.1 Consent of Hansen, Barnett & Maxwell, independent certified public accountants

23.2 Consent of Connolly Epstein Chicco Foxman Engelmyer & Ewing (included in Exhibit 5)

27       Financial Data Schedules

------------
* To be filed by amendment.


Item 27. Undertakings.

     The undersigned Registrant hereby undertakes to:

     1. File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

       (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) Reflect in the Prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

       (iii) Include any additional or changed material information on the Plan of Distribution described in the Registration Statement.

     2. For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned small business issuer hereby undertakes that:

     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time the Commission declared it effective.

     For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this Registration Statement, and the offering of the securities at that time, shall be deemed to be the initial bona fide offering of those securities.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Salt Lake City, Utah, on the 23rd day of October, 1997.

                             WORLD WIRELESS COMMUNICATIONS, INC.


                             By: /s/  David D. Singer
                                ----------------------------------------------
                                David D. Singer, President and Chief Executive Officer


                             By: /s/  William E. Chipman, Sr.
                                ----------------------------------------------
                                William E. Chipman, Sr., Chief Financial
                                Officer


                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.



         Signatures                    Title                     Date
         ----------                    -----                     ----

/s/  Brian W. Pettersen
-------------------------             Director               Oct. 23, 1997
     Brian W. Pettersen

/s/  Jonathan D. Rahn
-------------------------             Director               Oct. 23, 1997
     Jonathan D. Rahn

/s/  Philip A. Bunker
-------------------------             Director               Oct. 23, 1997
     Philip A. Bunker

                                 EXHIBIT INDEX



 No.                                        Description                                        Page
------                                      -----------                                        -----
 3.1     Articles of Incorporation of the Company and all amendments thereto

 3.2     Bylaws of the Company

 4.1     Form of Common Stock Certificate*

   5     Opinion of Connolly Epstein Chicco Foxman Engelmyer & Ewing regarding the legality of securities being registered*

10.1     1997 Stock Option Plan

10.2     DRCC Omnibus Stock Option Plan

10.3     Development and License Agreement dated April 4, 1997, between DRCC and Kyushu
         Matsushita Electric Co., Ltd.

10.4     Technical Development and Marketing Alliance Agreement dated September 15, 1997, between the Company and Williams Telemetry Services, Inc.

10.5     Lease Agreement dated May 17, 1995 between DRCC and Pracvest Partnership relating to the Company's American Fork City offices and facility

10.6     Lease Agreement dated February 12, 1996, between the Company the Green/Praver, et al., relating to the Company's Salt Lake City offices

10.7     Shareholders Agreement dated May 21, 1997 between the Company, DRCC, Philip A. Bunker and William E. Chipman, Sr.

  21     Subsidiaries of the Company

23.1     Consent of Hansen, Barnett & Maxwell, independent certified public accountants

23.2     Consent of Connolly Epstein Chicco Foxman Engelmyer & Ewing (included in Exhibit 5)

  27     Financial Data Schedule

------------
* To be filed by amendment